PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus Effective March 18, 2021)	Registration No. 333-253666

ENERGY FUELS INC.

Up to $50,000,000

Common Shares

Energy Fuels Inc. (the "Company" or "Energy Fuels") is hereby offering to sell common shares ("Common Shares") having an aggregate offering price of up to $50,000,000 under this prospectus supplement (the "Prospectus Supplement") to the accompanying prospectus of the Company which was declared effective by the United States Securities and Exchange Commission (the "SEC") on March 18, 2021 (the "Prospectus").

We previously entered into a Controlled Equity OfferingSM sales agreement dated May 6, 2019 (the "Sales Agreement") with Cantor Fitzgerald & Co. (the "Lead Agent"), H.C. Wainwright & Co., LLC and Roth Capital Partners, LLC (collectively with the Lead Agent, the "Agents") relating to the sale of Common Shares. In accordance with the terms of the Sales Agreement and this Prospectus Supplement, we may offer and sell Common Shares having an aggregate offering price of up to $50,000,000 (the "Offering"), from time to time on or after the date hereof, through the Lead Agent.

Our Common Shares are listed on the NYSE American LLC ("NYSE American") under the symbol "UUUU" and on the Toronto Stock Exchange (the "TSX") under the symbol "EFR." On June 3, 2021, the closing price of the Common Shares on the NYSE American was $6.90 and on the TSX was Cdn$8.37.

Upon our delivery of a placement notice, and subject to the terms and conditions of the Sales Agreement, sales of Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus are anticipated to be made in transactions that are deemed to be an "at the market offering" as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended ("Securities Act"). Subject to the terms of the Sales Agreement, the Lead Agent is not required to sell any specific number or dollar amounts of securities but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay the Agents compensation for their services in acting as agents in the sale of Common Shares pursuant to the terms of the Sales Agreement. We will pay the Agents compensation up to, but not exceeding, 3.0% of the gross proceeds from sales of Common Shares made thereunder. In connection with the sale of Common Shares on our behalf, each Agent will be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation of each Agent will be deemed to be underwriting commissions or discounts.

No common shares will be sold on the TSX or on other trading markets in Canada as at-the-market distributions.

AN INVESTMENT IN OUR COMMON SHARES INVOLVES A HIGH DEGREE OF RISK AND MUST BE CONSIDERED SPECULATIVE DUE TO THE NATURE OF OUR BUSINESS AND THE PRESENT STAGE OF EXPLORATION AND DEVELOPMENT OF CERTAIN OF OUR PROPERTIES. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS UNDER "RISK FACTORS" AND "CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS" AND THE RISK FACTORS DISCUSSED IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2020 THAT IS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, NOR ANY STATE SECURITIES REGULATOR, HAS APPROVED OR DISAPPROVED THE SECURITIES OFFERED HEREBY OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Lead Agent

Cantor

Co-Agents

H.C. Wainwright & Co.	Roth Capital Partners

The date of this prospectus supplement is June 7, 2021.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

TABLE OF CONTENTS

PROSPECTUS

i

DESCRIPTION OF DEBT SECURITIES	19

DESCRIPTION OF UNITS	27

PLAN OF DISTRIBUTION	28

TRANSFER AGENT AND REGISTRAR	29

LEGAL MATTERS	29

EXPERTS	29

WHERE YOU CAN FIND MORE INFORMATION	32

ii

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document is in two parts. The first part is the Prospectus Supplement, including the documents incorporated by reference, which describes the specific terms of this Offering. The second part, the Prospectus, including the documents incorporated by reference therein, provides more general information. References to this Prospectus may refer to both parts of this document combined. You are urged to carefully read this Prospectus Supplement and the Prospectus, and the documents incorporated herein and therein by reference, before buying any of the Common Shares being offered under this Prospectus Supplement. This Prospectus Supplement may add, update or change information contained in the Prospectus. To the extent that any statement made in this Prospectus Supplement is inconsistent with statements made in the Prospectus or any documents incorporated by reference herein, the statements made in this Prospectus Supplement will be deemed to modify or supersede those made in the Prospectus and such documents incorporated by reference.

Only the information contained or incorporated by reference in this Prospectus Supplement and the Prospectus should be relied upon. We have not authorized any other person to provide different information. If anyone provides different or inconsistent information, it should not be relied upon. The Common Shares offered hereunder may not be offered or sold in any jurisdiction where the offer or sale is not permitted. It should be assumed that the information appearing in this Prospectus Supplement and the Prospectus and the documents incorporated by reference herein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This Prospectus Supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this Prospectus Supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this Prospectus Supplement, unless stated otherwise, the "Company," "Energy Fuels," "we," "us" and "our" refer to Energy Fuels Inc. and its subsidiaries, and all references to "dollars" or "$" are references to U.S. dollars unless otherwise specified.

CAUTIONARY NOTE TO U.S. INVESTORS CONCERNING ESTIMATES OF MINERAL RESERVES AND MINERAL RESOURCES

We are a United States ("U.S.") Domestic Issuer for United States Securities and Exchange Commission ("SEC") purposes, most of our shareholders are U.S. residents, we are required to report our financial results under U.S. Generally Accepted Accounting Principles ("U.S. GAAP"), and our primary trading market is the NYSE American. However, because we are incorporated in Canada and also listed on the TSX, this Prospectus Supplement and the Prospectus contains or incorporates by reference certain disclosure that satisfies the additional requirements of Canadian securities laws, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all reserve and resource estimates included in this Prospectus Supplement and the Prospectus, and in the documents incorporated by reference herein and therein, have been, and will be, prepared in accordance with Canadian National Instrument 43-101 - Standards of Disclosure for Mineral Projects ("NI 43-101") and the Canadian Institute of Mining, Metallurgy and Petroleum ("CIM") classification system. NI 43-101 is a rule developed by the Canadian Securities Administrators (the "CSA"), which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.

Canadian standards, including NI 43-101, differ significantly from the requirements of SEC Industry Guide 7. Thus, reserve and resource information contained herein, or incorporated by reference in this Prospectus Supplement and the Prospectus, and in the documents incorporated by reference herein and therein, may not be comparable to similar information disclosed by companies reporting "reserve" and resource information under SEC Industry Guide 7. In particular, and without limiting the generality of the foregoing, the term "resource" does not equate to the term "reserve" under SEC Industry Guide 7. Under SEC Industry Guide 7 standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report "reserves"; the three-year historical average price, to the extent possible, is used in any "reserve" or cash flow analysis to designate "reserves"; and the primary environmental analysis or report must be filed with the appropriate governmental authority.

SEC Industry Guide 7's disclosure standards historically have not permitted the inclusion of information concerning "Measured Mineral Resources," "Indicated Mineral Resources" or "Inferred Mineral Resources" or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by SEC Industry Guide standards. United States investors should also understand that "Inferred Mineral Resources" have a great amount of uncertainty as to their existence and as to their economic and legal feasibility. It cannot be assumed that all or any part of an "Inferred Mineral Resource" will ever be upgraded to a higher category. Under Canadian rules, estimated "Inferred Mineral Resources" may not form the basis of feasibility or pre-feasibility studies. United States investors are cautioned not to assume that all or any part of Measured or Indicated Mineral Resources will ever be converted into mineral "reserves" as defined by SEC Industry Guide 7. Investors are cautioned not to assume that all or any part of an "Inferred Mineral Resource" exists or is economically or legally mineable.

Disclosure of "contained pounds" or "contained ounces" in a resource estimate is permitted and typical disclosure under Canadian regulations; however, SEC Industry Guide 7 historically only permitted issuers to report mineralization that does not constitute "reserves" by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of reserves are also not the same as those of SEC Industry Guide 7, and reserves reported by us in compliance with NI 43-101 may not qualify as "reserves" under SEC Industry Guide 7 standards. Accordingly, information concerning mineral deposits set forth herein may not be comparable to information made public by companies that report in accordance with SEC Industry Guide 7 standards.

All reserves that were reported in our Annual Report on Form 10-K for the year ended December 31, 2020 were estimated in accordance with the definitions set forth in NI 43-101. We do not have any mineral "reserves" within the meaning of SEC Industry Guide 7.

On October 31, 2018, the SEC adopted the Modernization of Property Disclosures for Mining Registrants (the "New Rule"), introducing significant changes to the existing mining disclosure framework to better align it with international industry and regulatory practice including NI 43-101. The New Rule became effective as of February 25, 2019 and issuers are required to comply with the New Rule as of the annual report for their first fiscal year beginning on or after January 1, 2021, and earlier in certain circumstances. We do not anticipate needing to comply with the New Rule until the filing of our annual report for the fiscal year ending December 31, 2021 and, at this time, we do not know the full effect of the New Rule on our mineral resources and reserves and, therefore, the disclosure related to our mineral resources and reserves may be significantly different when computed using the requirements set forth in the New Rule.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement and the Prospectus, including the documents incorporated herein and therein by reference, contain "forward-looking statements" within the meaning of applicable U.S. and Canadian securities laws, which may include, but are not limited to, statements with respect to: our anticipated results and progress of our operations in future periods, planned exploration, if warranted, development of our properties, plans related to our business, including our rare earth element ("REE") initiatives, and other matters that may occur in the future, any expectation related to the proposed establishment of a uranium reserve for the United States (the "U.S. Uranium Reserve") pursuant to the COVID-Relief and Omnibus Spending Bill, which includes $75 million for the establishment of a strategic U.S. Uranium Reserve, and was signed into law on December 27, 2020, any expectation related to any additional or future recommendations of the United States Nuclear Fuel Working Group (the "U.S. Nuclear Fuel Working Group" or "Working Group"), any plans we may have to evaluate the ramp up of production at any of our properties, and the expected costs of production of any properties that may be ramped up. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, schedules, assumptions, future events, or performance (often, but not always, using words or phrases such as "expects" or "does not expect," "is expected," "is likely," "budgets," "scheduled," "forecasts," "intends," "anticipates" or "does not anticipate," "continues," "plans," "estimates," or "believes," and similar expressions or variations of such words and phrases or statements stating that certain actions, events or results "may," "could," "would," "might," or "will" be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements.

Forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. We believe that the expectations reflected in these forward-looking statements are reasonable, but no assurance can be given that these expectations will prove to be correct, and such forward-looking statements included in, or incorporated by reference into, this Prospectus should not be unduly relied upon. This information speaks only as of the date of this Prospectus or as of the date of the document incorporated by reference herein.

Readers are cautioned that it would be unreasonable to rely on any such forward-looking statements and information as creating any legal rights, and that the statements and information are not guarantees and may involve known and unknown risks and uncertainties, and that actual results are likely to differ (and may differ materially) and objectives and strategies may differ or change from those expressed or implied in the forward-looking statements or information as a result of various factors. Such risks and uncertainties include global economic risks such as the occurrence of a pandemic, risks associated with our planned production of REE carbonate commencing in 2021, and risks generally encountered in the exploration, development, operation, and closure of mineral properties and processing and recovery facilities, as well as risks related to the proposed establishment of a U.S. Uranium Reserve, and risks related to any additional or future recommendations of the U.S. Nuclear Fuel Working Group not benefiting us in any material way. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

• global economic risks, including the occurrence of unforeseen or catastrophic events, such as the emergence of a pandemic or other widespread health emergency (or concerns over the possibility of such an emergency), which could create economic and financial disruptions and require us to reduce or cease operations at some or all of our facilities for an indeterminate period of time, and which could have a material impact on our business, operations, personnel and financial condition;

• risks associated with mineral reserve and resource estimates, including the risk of errors in assumptions or methodologies;

• risks associated with changes to applicable mineral reserve and resource estimates disclosure rules and regulations;

• risks associated with estimating mineral extraction and recovery, forecasting future price levels necessary to support mineral extraction and recovery, and our ability to increase mineral extraction and recovery in response to any increases in commodity prices or other market conditions;

• uncertainties and liabilities inherent to conventional mineral extraction and recovery and/or in-situ uranium recovery operations;

• risks associated with our planned entry into commercial production of REE carbonate in 2021, including: the risk that we may not be able to produce REE carbonate that meets commercial specifications at commercial levels or at all, or at acceptable cost levels; the risk of not being able to secure adequate supplies of uranium and REE bearing ores in the future at satisfactory costs to us; the risk of not being able to increase our sources of uranium and REE bearing ores to meet future planned production goals; the risk of not being able to sell the REE carbonate we produce at acceptable prices to us; the risk of not being able to successfully construct and operate an REE separation facility, and potentially other downstream REE activities, including metal-making and alloying, in the future, which are currently being evaluated; and the risk of legal and regulatory challenges and delays;

• risks associated with the establishment of a U.S. Uranium Reserve, being subject to appropriation by the Congress of the U.S., and the details of implementation of the U.S. Uranium Reserve and other recommendations of the U.S. Nuclear Fuel Working Group not yet having been defined;

• risks associated with any additional recommendations of the U.S. Nuclear Fuel Working Group not benefiting us in any material way;

• risks associated with the change in administration, and the new administration not supporting mining, uranium mining, nuclear energy or other aspects of our business, including not supporting the proposed establishment of a U.S. Uranium Reserve included in the COVID Relief and Omnibus Spending Bill passed by the U.S. Congress in December 2020, or any or all of the other recommendations of the U.S. Nuclear Fuel Working Group;

• geological, technical and processing problems, including unanticipated metallurgical difficulties, less than expected recoveries, ground control problems, process upsets, and equipment malfunctions;

• risks associated with the depletion of existing mineral resources through mining or extraction, without replacement with comparable resources;

• risks associated with identifying and obtaining adequate quantities of alternate feed materials and other feed sources required for operation of our White Mesa Mill in Utah (the "White Mesa Mill" or the "Mill");

• risks associated with labor costs, labor disturbances, and unavailability of skilled labor;

• risks associated with the availability and/or fluctuations in the costs of raw materials and consumables used in our production processes;

• risks and costs associated with environmental compliance and permitting, including those created by changes in environmental legislation and regulation, and delays in obtaining permits and licenses that could impact expected mineral extraction and recovery levels and costs;

• actions taken by regulatory authorities with respect to mineral extraction and recovery activities;

• risks associated with our dependence on third parties in the provision of transportation and other critical services;

• risks associated with our ability to obtain, extend or renew land tenure, including mineral leases and surface use agreements, on favorable terms or at all;

• risks associated with our ability to negotiate access rights on certain properties on favorable terms or at all;

• risks associated with potential information security incidents, including cybersecurity breaches, which could have negative impacts on us;

• risks associated with us potentially not being able to successfully develop, attract and retain qualified management personnel in the future, given that the number of individuals with significant experience in the uranium, vanadium and REE industries is relatively small;

• the adequacy of our insurance coverage;

• uncertainty as to reclamation and decommissioning liabilities;

• the ability of our bonding companies to require increases in the collateral required to secure reclamation obligations;

• the potential for, and outcome of, litigation and other legal proceedings, including potential injunctions pending the outcome of such litigation and proceedings;

• our ability to meet our obligations to our creditors;

• our ability to access credit facilities on favorable terms;

• risks associated with our relationships with our business and joint venture partners;

• failure to obtain industry partner, government, and other third-party consents and approvals, when required;

• competition for, among other things, capital, mineral properties, and skilled personnel;

• failure to complete and integrate proposed acquisitions and incorrect assessments of the value of completed acquisitions;

• risks posed by fluctuations in share price levels, exchange rates and interest rates, and general economic conditions;

• risks inherent in our and industry analysts' forecasts or predictions of future uranium, vanadium, copper and REE price levels, including the prices for REE carbonates, REE oxides, REE metals and REE metal alloys;

• fluctuations in the market prices of uranium, vanadium, copper and REEs, which are cyclical and subject to substantial price fluctuations;

• risks associated with our uranium sales, if any, being required to be made at spot prices, unless we are able to enter into new long-term contracts at satisfactory prices in the future;

• risks associated with our vanadium sales, if any, generally being required to be made at spot prices;

• risks associated with our proposed REE carbonate sales, if any, being tied in whole or in part to REE spot prices;

• failure to obtain suitable uranium sales terms at satisfactory prices in the future, including spot and term sale contracts;

• failure to obtain suitable vanadium sales terms at satisfactory prices in the future;

• failure to obtain suitable copper or REE sales terms at satisfactory prices in the future;

• risks associated with any expectation that we will be successful in helping the U.S. Environmental Protection Agency and Navajo Nation address historic abandoned uranium mines;

• risks associated with asset impairment as a result of market conditions;

• risks associated with lack of access to markets and the ability to access capital;

• the market price of our securities;

• public resistance to nuclear energy or uranium extraction and recovery;

• governmental resistance to nuclear energy or uranium extraction or recovery;

• risks associated with inaccurate or nonobjective media coverage of our activities and the impact such coverage may have on the public, the market for our securities, government relations, permitting activities and legal challenges, as well as the costs to us of responding to such coverage;

• uranium industry competition, international trade restrictions and the impacts on world commodity prices of foreign state subsidized production;

• risks associated with foreign governmental actions, policies, laws, rules and regulations, and foreign state subsidized enterprises, with respect to REE production and sales, which could impact REE prices available to us and impact our access to global and domestic markets for the supply of REE-bearing ores and the sale of REE carbonate and other REE products and services to world and domestic markets;

• risks associated with our involvement in industry petitions for trade remedies and the extension of the Russian Suspension Agreement, including the costs of pursuing such remedies and the potential for negative responses or repercussions from various interest groups, consumers of uranium and participants in other phases of the nuclear fuel cycle, both domestically and abroad;

• risks associated with governmental actions, policies, laws, rules and regulations with respect to nuclear energy or uranium extraction and recovery;

• risks related to potentially higher than expected costs related to any of our projects or facilities;

• risks related to our ability to recover copper from our Pinyon Plain uranium project ores;

• risks related to securities regulations;

• risks related to stock price and volume volatility;

• risks related to our ability to maintain our listing on the NYSE American and TSX;

• risks related to our ability to maintain our inclusion in various stock indices;

• risks related to dilution of currently outstanding shares, from additional share issuances, depletion of assets or otherwise;

• risks related to our lack of dividends;

• risks related to recent market events;

• risks related to our issuance of additional common shares ("Common Shares") under our At-the-Market ("ATM") program or otherwise to provide adequate liquidity in depressed commodity market circumstances;

• risks related to acquisition and integration issues;

• risks related to defects in title to our mineral properties;

• risks related to our securities; and

• risks related to any material weakness that may be identified in our internal controls over financial reporting. If we are unable to implement and maintain effective internal controls over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock may be negatively affected.

Such statements are based on a number of assumptions which may prove to be incorrect, including, but not limited to, the following assumptions: that there is no material deterioration in general business and economic conditions; that there is no unanticipated fluctuation of interest rates and foreign exchange rates; that the supply and demand for, deliveries of, and the level and volatility of prices of uranium, vanadium, REEs and our other primary metals and minerals develop as expected; that uranium, vanadium and REE prices required to reach, sustain or increase expected or forecasted production levels are realized as expected; that our proposed REE carbonate production or any other REE activities will be technically or commercially successful; that we receive regulatory and governmental approvals for our development projects and other operations on a timely basis; that we are able to operate our mineral properties and processing facilities as expected; that we are able to implement new process technologies and operations as expected; that existing licenses and permits are renewed as required; that we are able to obtain financing for our development projects on reasonable terms; that we are able to procure mining equipment and operating supplies in sufficient quantities and on a timely basis; that engineering and construction timetables and capital costs for our development and expansion projects and restarting projects on standby, are not incorrectly estimated or affected by unforeseen circumstances; that costs of closure of various operations are accurately estimated; that there are no unanticipated changes in collateral requirements for surety bonds; that there are no unanticipated changes to market competition; that our reserve and resource estimates are within reasonable bounds of accuracy (including with respect to size, grade and recoverability) and that the geological, operational and price assumptions on which these are based are reasonable; that environmental and other administrative and legal proceedings or disputes are satisfactorily resolved; that there are no significant changes to regulatory programs and requirements that would materially increase regulatory compliance costs, bonding costs, or licensing/permitting requirements; and that we maintain ongoing relations with our employees and with our business and joint venture partners.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further in the documents incorporated by reference into this Prospectus Supplement and Prospectus. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated, or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as required by law, we disclaim any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Statements relating to "Mineral Reserves" or "Mineral Resources" are deemed to be forward-looking statements, as they involve the implied assessment, based on certain estimates and assumptions that the Mineral Reserves and Mineral Resources described may be profitably extracted in the future.

We qualify all forward-looking statements contained in this Prospectus by the above cautionary statements.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus Supplement from documents filed with the SEC and is therefore deemed to be incorporated by reference into the Prospectus for purposes of this Offering. Copies of documents incorporated herein by reference may be obtained on request without charge from our Chief Financial Officer at 225 Union Boulevard, Suite 600, Lakewood, Colorado 80228 USA, telephone (303) 974-2140. These documents are also available on the System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com under our profile. Our filings through SEDAR and the SEC's Electronic Data Gathering, Analysis and Retrieval system, which is commonly known by the acronym "EDGAR," and may be accessed at www.sec.gov, are not incorporated by reference in this Prospectus except as specifically set out herein.

The following documents which have been filed by us with the SEC, are also specifically incorporated by reference into, and form an integral part of the Prospectus, as supplemented by this Prospectus Supplement (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 of any Current Report on Form 8-K):

(a) our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 22, 2021;

(b) our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 13, 2021;

(c) our Current Reports on Form 8-K, filed with the SEC on March 2, 2021, April 9, 2021 and May 28, 2021;

(d) our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 2, 2021 in connection with our May 26, 2021 annual and special meeting of shareholders (other than the portions thereof that are furnished and not filed);

(d) the description of the Common Shares contained in our Registration Statement on Form 40-F, as filed with the SEC on November 11, 2013, as amended by our Form 8-A12B dated August 7, 2018; and

(e) all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the U.S. Exchange Act (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K), after the date of this Prospectus Supplement but before the end of the offering of securities made by this Prospectus Supplement and the accompanying Prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus Supplement and the Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement and the Prospectus.

We will provide to each person, including any beneficial owner, to whom a Prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the Prospectus but not delivered with the Prospectus. We will provide this information, at no cost to the requester, upon written or oral request at the following address or telephone number: Energy Fuels Inc., 225 Union Blvd., Ste. 600, Lakewood, CO 80228; telephone number (303) 974-2140.

RISK FACTORS

An investment in the Common Shares is subject to a number of risks. A prospective purchaser of the Common Shares should carefully consider the information and risks faced by us described in this Prospectus Supplement, the Prospectus and the documents incorporated herein and therein by reference, including without limitation the risk factors set out under the headings "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2020.

Our operations are highly speculative due to the high-risk nature of our business, which includes the acquisition, financing, exploration, permitting, development and mining of, or recovery of product from, mineral properties, the recovery, milling and processing of minerals and other feed materials and the marketing of the resulting products. The risks and uncertainties incorporated by reference herein are not the only ones that we face. Additional risks and uncertainties not currently known to us, or that we currently deem immaterial, may also impair our operations. If any of the risks actually occur, our business, financial condition and operating results could be adversely affected. As a result, the trading price of the Common Shares could decline in value and investors could lose part or all of their investment.

Risks Related to this Offering and our Securities

Management will have broad discretion as to the use of the proceeds from this Offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this Offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this Offering and could use them for purposes other than those contemplated at the time of the Offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

You will experience dilution as a result of the Offering.

Giving effect to the issuance of Common Shares in this Offering, the receipt of the expected net proceeds and the use of those proceeds, this Offering will have a dilutive effect on our expected net income available to our shareholders per share and funds from operations per share. The dilution per share to investors participating in this Offering will be $5.39 (see "Dilution" below).

You may experience future dilution as a result of future equity offerings.

We are not restricted from issuing additional securities in the future, including Common Shares, securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or substantially similar securities. To the extent that we raise additional funds through the sale of equity or convertible debt securities, the issuance of such securities could result in dilution to our shareholders. We may sell Common Shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this Offering, and investors purchasing Common Shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Common Shares, or securities convertible or exchangeable into Common Shares, in future transactions may be higher or lower than the price per share paid by investors in this Offering.

THE COMPANY

Overview

We were incorporated on June 24, 1987 in the Province of Alberta under the name "368408 Alberta Inc." In October 1987, we changed our name to "Trevco Oil & Gas Ltd." In May 1990, we changed our name to "Trev Corp." In August 1994, we changed our name to "Orogrande Resources Inc." In April 2001 we changed our name to "Volcanic Metals Exploration Inc." On September 2, 2005,we were continued under the Business Corporations Act (Ontario). On March 26, 2006, we acquired 100% of the outstanding shares of "Energy Fuels Resources Corporation." On May 26, 2006, we changed our name to "Energy Fuels Inc."

We are engaged in conventional extraction and in situ recovery (“ISR”) of uranium, along with the exploration, permitting, and evaluation of uranium properties in the United States. We are additionally engaged in the recovery of vanadium, historically a byproduct of the uranium recovery process, as market conditions may warrant and are also ramping up to expected commercial production of REE carbonate in 2021, another byproduct of the uranium recovery process. Energy Fuels owns the Nichols Ranch uranium recovery facility in Wyoming (the “Nichols Ranch Project”), which is an ISR production center currently on standby, and the Alta Mesa Project in Texas (“Alta Mesa”), which is an ISR production center also currently on standby. In addition, Energy Fuels owns the White Mesa Mill in Utah, which is the only conventional uranium recovery facility operating in the U.S. The Mill can also recover vanadium as a by-product of mineralized material produced from certain of our projects in Colorado and Utah and, from time to time, from solutions in our tailings impoundment system, as market conditions may warrant, as well as REE carbonate from various uranium- and REE-bearing ores. We also own uranium and uranium/vanadium properties and projects in various stages of exploration, permitting, and evaluation, as well as fully-permitted uranium and uranium/vanadium projects on standby. In addition, Energy Fuels recovers uranium from other uranium-bearing materials not derived from conventional material, referred to as “alternate feed materials,” at the Mill.

For a detailed description of the business of Energy Fuels, please refer to "Item 1. Description of Business" in our Annual Report on Form 10-K for the year ended December 31, 2020.

Our principal place of business and the head office of our U.S. subsidiaries is located at 225 Union Boulevard, Suite 600, Lakewood, Colorado, 80228 USA. Our registered office is located at 82 Richmond St. East, Suite 308, Toronto, ON M5C 1P1, Canada.

DILUTION

As of March 31, 2021, our net tangible book value was approximately $175.1 million, or $1.24 per share. Net tangible book value is total assets minus the sum of liabilities, intangible assets and non-controlling interests. Net tangible book value per share is net tangible book value divided by the total number of our common shares outstanding as of March 31, 2021.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of our Common Shares in this Offering and the net tangible book value per share of our Common Shares immediately after completion of this Offering. Assuming that an aggregate of 7,246,377 Common Shares are sold at a price of $6.90 per share, which was the last reported sale price of our Common Shares on the NYSE American on June 3, 2021, for aggregate proceeds of $50 million in this Offering, and after deducting the commissions and estimated Offering expenses payable by us, our as-adjusted net tangible book value as of March 31, 2021 would have been approximately $223.9 million, or $1.51 per share. This represents an immediate increase in net tangible book value of $0.27 per share to existing shareholders and immediate dilution in net tangible book value of $5.39 per share to investors purchasing our Common Shares in this Offering. The following table illustrates this dilution on a per share basis:

Assumed public Offering price per share		$6.90
Net tangible book value per share as of March 31, 2021	$1.24
Increase in net tangible book value per share attributable to this Offering	$0.27
As adjusted net tangible book value per share as of March 31, 2021 after giving effect to this Offering		$1.51
Dilution per share to investor participating in this Offering		$5.39

The table above assumes for illustrative purposes that an aggregate of 7,246,377 Common Shares are sold during the term of the Offering at an Offering price of $6.90 per share, which was the last reported sale price of our Common Shares on the NYSE American on June 3, 2021, for aggregate gross proceeds of $50 million. The Common Shares subject to the Sales Agreement are being sold from time to time at various prices. An increase of $0.20 per share in the price at which the shares are sold from the assumed Offering price of $6.90 per share shown in the table above, assuming all of our Common Shares in the aggregate amount of $50 million during the term of the Offering are sold at that price, would increase our adjusted net tangible book value per share after the Offering to $1.51 per share and would dilute the net tangible book value per share to new investors in this Offering by $5.59 per share, after deducting commissions and estimated aggregate Offering expenses payable by us. A decrease of $0.20 per share in the price at which the shares are sold from the assumed Offering price of $6.90 per share shown in the table above, assuming all of our Common Shares in the aggregate amount of $50 million during the term of the Offering are sold at that price, would increase our adjusted net tangible book value per share after the Offering to $1.51 per share and would dilute the net tangible book value per share to new investors in this Offering by $5.19 per share, after deducting commissions and estimated Offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual Offering price and the actual number of shares offered.

The discussion and table above are based on 140,816,496 Common Shares outstanding as of March 31, 2021, and excludes the following, in each case as of such date:

• 20,920 Common Shares held in treasury;

• 1,471,060 Common Shares issuable upon the exercise of outstanding stock options having a weighted-average exercise price of $3.02 per share;

• 900,064 Common Shares issuable upon vesting of outstanding restricted stock units;

• 1,720,623 Common Shares issuable upon vesting and exercise of outstanding share appreciation rights; and

• 3,975,425 Common Shares issuable upon the exercise of warrants having an exercise price of $2.45 per share.

To the extent that any of these shares are issued upon exercise of outstanding options, vesting of restricted stock units, vesting and exercise of stock appreciation rights, exercise of warrants or otherwise, investors purchasing our Common Shares in this Offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

Subsequent to the quarterly period ended March 31, 2021, we issued 5,468,195 common shares under our existing at-the-market offering, 8,369 common shares for consulting services, 215,960 common shares for employee exercises of Stock Options, 2,500 common shares for employee exercises of Share Appreciation Rights, 297,539 for warrant exercises, and our number of issued and outstanding common shares as of June 3, 2021 was 146,809,059.

USE OF PROCEEDS

The net proceeds from the Offering are not determinable in light of the nature of the distribution. The net proceeds of any given distribution of Common Shares through the Agents in an "at the market offering" will represent the gross proceeds after deducting the applicable compensation payable to the Agents under the Sales Agreement and the expenses of the distribution.

We intend to use the net proceeds, if any, of the Offering to provide us with additional financial flexibility and enhanced options with respect to any or all of the following: (i) to fund various activities required to maintain our readiness and ability to increase uranium and/or vanadium production at our properties as market conditions may warrant, including: exploration drilling, development activities, wellfield construction and other enhancements at our Nichols Ranch ISR Project in Wyoming, development and mining activities at our La Sal Complex in Utah, development and mining activities at our Pinyon Plain Mine in Arizona, exploration drilling, development activities, permitting and wellfield construction at our Alta Mesa Project in Texas, exploration, permitting and development activities at our other projects, and various capital and sustaining capital expenditures at our Mill and other projects; (ii) to finance capital, operational and working capital expenses associated with the ramp-up and expected commercial production of REE carbonate at the Mill; (iii) to finance test work and any capital improvements required in connection with the evaluation, testing and implementation of REE separation processes and potentially other REE and REE-related value-added processes and facilities at the Mill; (iv) to finance any permitting and licensing activities that may be required in connection with the Mill’s REE and REE-related activities; (v) to continue to pursue additional revenue-generating activities at the Mill, including alternate feed material processing and land clean-up activities; (vi) to continue to finance evaluation of the high-grade uranium and copper mineralization at our Pinyon Plain Mine, including further evaluation of processing options at the Mill for the copper resources; (vii) to continue permitting our projects, including Roca Honda; and/or (viii) for general corporate needs and working capital requirements. However, management of Energy Fuels will have discretion with respect to the actual use of the net proceeds of the Offering, and there may be circumstances where, for sound business reasons, a reallocation of the net proceeds is necessary. See “Risk Factors.”

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with the Agents under which we may issue and sell, from time to time, Common Shares through the Lead Agent. Pursuant to this Prospectus Supplement, we may issue and sell up to an additional $50,000,000 of Common Shares through the Lead Agent from and after the date hereof. The Sales Agreement previously entered into by  the Company and the Agents was filed as an exhibit to a Current Report on Form 8-K on May 6, 2019, which is incorporated by reference into this Prospectus Supplement and the accompanying Prospectus.

Sales of Common Shares, if any, will be made in transactions that are deemed to be an "at the market offering," as defined in Rule 415(a)(4) promulgated under the Securities Act. No Common Shares will be sold on the TSX or on other trading markets in Canada. Subject to the terms and conditions of the Sales Agreement and upon instructions from us, the Lead Agent will use its commercially reasonable efforts, consistent with its customary trading and sales practices and applicable laws, to sell the Common Shares in accordance with the parameters specified by us and as set out in the Sales Agreement. The Common Shares will be distributed at market prices prevailing at the time of the sale. As a result, prices may vary as between purchasers and during the period of distribution.

We will instruct the Lead Agent as to the number of Common Shares to be sold by the Lead Agent from time to time by sending the Lead Agent a notice (a "Placement Notice") that requests that the Lead Agent sell up to a specified dollar amount or a specified number of Common Shares and specifies any parameters in accordance with which we require that the Common Shares be sold. The parameters set forth in a Placement Notice may not conflict with the provisions of the Sales Agreement. We or the Lead Agent may suspend the offering of Common Shares upon proper notice and subject to other conditions set forth in the Sales Agreement.

We will pay the Agents for their services in acting as agents in the sale of Common Shares, pursuant to the terms of the Sales Agreement, compensation up to but not exceeding 3.0% of the gross proceeds from sales of Common Shares made thereunder. The Agents will be the only person or company paid an underwriting fee or commission in connection with the Offering. We have also agreed pursuant to the Sales Agreement to reimburse the Agents for certain specified expenses, including the fees and disbursements of their legal counsel in an amount not to exceed $50,000. We estimate that the total expenses that we will incur for the Offering (including fees payable to stock exchanges, securities regulatory authorities, our counsel, our auditors and Agents’ counsel, but excluding compensation payable to the Agents under the terms of the Sales Agreement) will be approximately $0.1 million. Settlement for sales of Common Shares will occur on the second business day following the date on which any sales are made, or on such other date as is current industry practice for regular-way trading, in return for payment of the net proceeds to us. Sales of Common Shares as contemplated in this Prospectus Supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Lead Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the Common Shares on behalf of us, each Agent will be deemed an "underwriter," as defined in applicable securities legislation under the Securities Act, and the compensation of each Agent will be deemed to be underwriting commissions or discounts.

We have agreed to provide indemnification and contribution to the Agents against, among other things, certain civil liabilities, including liabilities under the Securities Act.

The offering of Common Shares pursuant to the Sales Agreement will terminate in accordance with the terms of the Sales Agreement. The Agents may terminate the Sales Agreement under the circumstances specified in the Sales Agreement. We and each Agent may also terminate the Sales Agreement upon giving the other party ten (10) days' notice.

The Agents and their respective affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M under the Exchange Act, the Agents will not engage in any market making activities involving our Common Shares while the Offering is ongoing under this Prospectus Supplement.

This Prospectus Supplement and the accompanying Prospectus in electronic format may be made available on websites maintained by the Agents, and the Agents may distribute this Prospectus Supplement and the accompanying Prospectus electronically.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) as a result of the acquisition, ownership, and disposition of Common Shares acquired pursuant to this Prospectus Supplement.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition, ownership, and disposition of Common Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including, without limitation, specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address the U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Common Shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership, and disposition of Common Shares.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the "IRS") has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary are based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (whether final, temporary or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the "Canada-U.S. Tax Convention"), and U.S. court decisions that are applicable, and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation.

U.S. Holders

For purposes of this summary, the term "U.S. Holder" means a beneficial owner of Common Shares acquired pursuant to this Prospectus Supplement that is for U.S. federal income tax purposes:

• an individual who is a citizen or resident of the United States;

• a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

• an estate whose income is subject to U.S. federal income taxation regardless of its source; or

• a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a "functional currency" other than the U.S. dollar; (e) own Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquire Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Common Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are subject to special tax accounting rules; (i) are partnerships and other pass-through entities (and investors in such partnerships and entities); (j) U.S. expatriates or former long-term residents of the U.S.; (k) subject to taxing jurisdictions other than, or in addition to, the U.S.; or (l) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the voting power or the value of the outstanding shares of the Company.  U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Common Shares.

If an entity or arrangement that is classified as a partnership (or other "pass-through" entity) for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity and the status of such partners (or owners). This summary does not address the tax consequences to any such partner (or owner). Partners (or other owners) of entities or arrangements that are classified as partnerships or as "pass-through" entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Common Shares.

Ownership and Disposition of Common Shares

The following discussion is subject to the rules described below under the heading "Passive Foreign Investment Company Rules."

Taxation of Distributions

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Common Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any foreign income tax withheld from such distribution) to the extent of our current or accumulated "earnings and profits", as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds our current and accumulated "earnings and profits", such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the Common Shares and thereafter as gain from the sale or exchange of such Common Shares (see "Sale or Other Taxable Disposition of Common Shares" below). However, we may not maintain the calculations of our earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may have to assume that any distribution by us with respect to the Common Shares will constitute dividend income. Dividends received on Common Shares by corporate U.S. Holders generally will not be eligible for the "dividends received deduction." Subject to applicable limitations, dividends paid by us to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that we not be classified as a PFIC (as defined below) in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

A U.S. Holder will generally recognize gain or loss on the sale or other taxable disposition of Common Shares in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received, and (b) such U.S. Holder's tax basis in such Common Shares sold or otherwise disposed of. Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if, at the time of the sale or other disposition, such Common Shares are held for more than one year.

Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Passive Foreign Investment Company Rules

If we were to constitute a "passive foreign investment company" ("PFIC") for any year during a U.S. Holder's holding period, then certain potentially adverse rules would affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of Common Shares. We believe that we were not a PFIC for our prior tax year ended December 31, 2020, and based on current business plans and financial expectations, we expect that we should not be a PFIC for our current tax year ending December 31, 2021. We have not made any determination as to our PFIC status for future tax years. No opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or is currently planned to be requested. PFIC classification is fundamentally factual in nature, generally cannot be determined until the close of the tax year in question and is determined annually. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Consequently, there can be no assurance that we have never been and will not become a PFIC for any tax year during which U.S. Holders hold Common Shares.

In any year in which we are classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621.

We generally will be a PFIC if, after the application of certain "look-through" rules with respect to subsidiaries in which we hold at least 25% of the value of such subsidiary for a tax year, (a) 75% or more of our gross income for such tax year is passive income (the "income test"), or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income (the "asset test"), based on the quarterly average of the fair market value of such assets. "Gross income" generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and "passive income" generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions; however, certain active business gains arising from the sale of commodities generally are excluded from passive income.

If we were a PFIC in any tax year during which a U.S. Holder held Common Shares, such holder generally would be subject to special rules with respect to "excess distributions" made by us on the Common Shares and with respect to gain from the disposition of Common Shares. An "excess distribution" generally is defined as the excess of distributions with respect to the Common Shares received by a U.S. Holder in any tax year over 125% of the average annual distributions such U.S. Holder has received from us during the shorter of the three preceding tax years, or such U.S. Holder's holding period for the Common Shares.

Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the disposition of the Common Shares pro rata over its holding period for the Common Shares. Such amounts allocated to the year of the disposition or excess distribution and any year prior to the first year in which we were a PFIC would be taxed as ordinary income in the year of the disposition or excess distribution, and amounts allocated to each other tax year would be taxed as ordinary income at the highest tax rate in effect for each such year for the applicable class of taxpayer and an interest charge at a rate applicable to underpayments of tax would apply.

While there are U.S. federal income tax elections that sometimes can be made to mitigate these adverse tax consequences (including the "QEF Election" under Section 1295 of the Code and the "Mark-to-Market Election" under Section 1296 of the Code), such elections are available in limited circumstances and must be made in a timely manner.

U.S. Holders should be aware that, for each tax year, if any, that we are a PFIC, we can provide no assurances that we will satisfy the record keeping requirements or make available to U.S. Holders the information such U.S. Holders require to make a QEF Election with respect to us or any subsidiary that also is classified as a PFIC.

Certain additional adverse rules may apply with respect to a U.S. Holder if we are a PFIC, regardless of whether the U.S. Holder makes a QEF Election. These rules include special rules that apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to these special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. U.S. Holders should consult their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of Common Shares, and the availability of certain U.S. tax elections under the PFIC rules.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of Common Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method with respect to foreign currency. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Common Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder's U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder's income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder's particular circumstances. Accordingly, each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under U.S. federal income tax law, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U.S. Holders may be subject to these reporting requirements unless their Common Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, Common Shares will generally be subject to information reporting and backup withholding tax, at the rate of 24%, if a U.S. Holder (a) fails to furnish such U.S. Holder's correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder's U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary, as of the date hereof, of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) ("Tax Act") generally applicable to a holder who holds Common Shares of the Corporation. This summary only applies to a holder who is a beneficial owner of Common Shares and who, for the purposes of the Tax Act and at all relevant times deals at arm's length and is not affiliated with the Corporation, (a "Holder").

This summary is based upon: (i) the current provisions of the Tax Act and the Regulations in force as of the date hereof; (ii) all specific proposals (the "Tax Proposals") to amend the Tax Act or the Regulations that have been publicly announced by, or on behalf of, the Minister of Finance (Canada) prior to the date hereof; and (iii) counsel's understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency made publicly available prior to the date hereof. This summary assumes that all such Tax Proposals will be enacted in the form currently proposed, but no assurance can be given that they will be enacted in the form proposed or at all. This summary does not otherwise take into account or anticipate any changes in law, administrative policy or assessing practice, whether by legislative, regulatory, administrative, governmental or judicial decision or action, nor does it take into account the tax laws of any province or territory of Canada or of any jurisdiction outside of Canada.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Accordingly, Holders are urged to consult their own tax advisors about the specific tax consequences to them of acquiring, holding and disposing of Common Shares in their particular circumstances.

Currency Conversion

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding, or disposition of the Common Shares must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Tax Act. The amounts subject to withholding tax and any capital gains or capital losses realized by a Holder may be affected by fluctuations in the Canadian-U.S. dollar exchange rate.

Residents of Canada

This section of the summary applies to a Holder who, for the purposes of the Tax Act and at all relevant times, is, or is deemed to be, resident in Canada and holds the Common Shares as capital property (a "Resident Holder"). This summary is not applicable to: (i) a Holder that is a "specified financial institution" within the meaning of the Tax Act; (ii) an interest in which is a "tax shelter investment" within the meaning of the Tax Act; (iii) a Holder that is a "financial institution" within the meaning of section 142.2 of the Tax Act; (iv) a Holder that reports its "Canadian tax results" within the meaning of the Tax Act in a currency other than Canadian currency; (v) a Holder that enters into or will enter into, with respect to the Common Shares, a "derivative forward agreement" within the meaning of the Tax Act; or (vi) the "foreign affiliate dumping" rules that may be applicable to a Resident Holder that is a corporation resident in Canada (for the purposes of the Tax Act) and is, or becomes, or does not deal at arm's length with a corporation resident in Canada that is, or that becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of the Common Shares, controlled by a non-resident corporation, individual, trust or a group of any combination of non-resident individuals, trusts, and/or corporations who do not deal with each other at arm's length for purposes of the rules in section 212.3 of the Tax Act. Such Holders should consult their own tax advisors with respect to an investment in the Common Shares.

Common Shares will generally be considered to be capital property to a Resident Holder unless such securities are held in the course of carrying on a business of trading or dealing in securities or were acquired in one or more transactions considered to be an adventure or concern in the nature of trade. A Resident Holder whose Common Shares do not otherwise qualify as capital property may, in certain circumstances, be entitled to make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have such Common Shares, and any other "Canadian security" (as defined in the Tax Act) owned by such Resident Holder in the taxation year in which the election is made and in all subsequent taxation years, deemed to be capital property. Resident Holders should consult their own tax advisors as to whether an election under subsection 39(4) of the Tax Act is available and advisable in their particular circumstances.

Dividends

A Resident Holder will be required to include in computing its income for a taxation year any taxable dividend received, or deemed to be received, on the Common Shares. In the case of a Resident Holder that is an individual (other than certain trusts), such dividend will be subject to the gross-up and dividend tax credit rules normally applicable under the Tax Act to taxable dividends received from taxable Canadian corporations. Taxable dividends received from a taxable Canadian corporation that are designated by the corporation as "eligible dividends" will be subject to an enhanced gross-up and tax credit regime in accordance with the rules in the Tax Act. There may be limitations on the ability of the Corporation to designate a dividend as an eligible dividend.

In the case of a Resident Holder that is a corporation, the amount of any such taxable dividend that is included in its income for a taxation year will generally be deductible in computing its income for that taxation year. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Holder that is a corporation as proceeds of disposition or a capital gain. Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Resident Holder that is a "private corporation" or a "subject corporation," each as defined in the Tax Act, will generally be liable to pay a refundable tax under Part IV of the Tax Act on dividends received on the Common Shares to the extent such dividends are deductible in computing the Resident Holder's taxable income for the year. This tax will generally be refunded to the corporation based on the amount of taxable dividends paid while it is a private corporation or a subject corporation for purposes of the Tax Act.

Disposition of Common Shares

A Resident Holder who disposes of, or is deemed for the purposes of the Tax Act to have disposed of, a Common Share will generally realize a capital gain (or capital loss) in the taxation year of the disposition equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are exceeded by) the adjusted cost base to the Resident Holder of the Common Share immediately before the disposition or deemed disposition.

A Resident Holder will generally be required to include in computing its income for the taxation year of disposition, one-half of the amount of any capital gain (a "taxable capital gain") realized in such year. Subject to and in accordance with the provisions of the Tax Act, a Resident Holder will generally be required to deduct one half of the amount of any capital loss (an "allowable capital loss") realized in the taxation year of disposition against taxable capital gains realized in the same taxation year. Allowable capital losses in excess of taxable capital gains realized in a taxation year of disposition may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such taxation years, to the extent and under the circumstances specified in the Tax Act.

If a Resident Holder is a corporation, any capital loss realized by such Resident Holder on a disposition or deemed disposition of Common Shares may, in certain circumstances, be reduced by the amount of any dividends which have been received or which are deemed to have been received on such Common Shares (or on shares for which the Common Shares have been substituted). Similar rules may apply where a Resident Holder that is a corporation is a member of a partnership or a beneficiary of a trust that owns Common Shares directly or indirectly through a partnership or a trust. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

A Resident Holder that is throughout the relevant taxation year a "Canadian controlled private corporation" (as defined in the Tax Act) may be liable to pay a refundable tax on certain investment income, including taxable capital gains realized on the disposition of Common Shares.

Alternative Minimum Tax

In general terms, a Resident Holder who is an individual (other than certain trusts) that receives or is deemed to have received taxable dividends on the Common Shares or realizes a capital gain on the disposition or deemed disposition of Common Shares may be liable for alternative minimum tax under the Tax Act. Resident Holders that are individuals should consult their own tax advisors in this regard.

Non-Resident Holders

This section of the summary applies to a Holder who, for the purposes of the Tax Act and any applicable income tax treaty or convention, and at all relevant times: (i) is not, and is not deemed to be, resident in Canada; and (ii) does not use or hold, and will not be deemed to use or hold, Common Shares in the course of carrying on a business in Canada (a "Non-Resident Holder"). This summary does not apply to a Non-Resident Holder that carries on, or is deemed to carry on, an insurance business in Canada and elsewhere or an "authorized foreign bank" (as defined in the Tax Act) and such Holders should consult their own tax advisors.

Dividends

Dividends paid or credited, or deemed under the Tax Act to be paid or credited, by the Corporation to a Non-Resident Holder on the Common Shares will generally be subject to Canadian non-resident withholding tax at the rate of 25% of the gross amount of the dividend, subject to any reduction in the rate of withholding to which the Non-Resident Holder is entitled under any applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident. For example, where the Non-Resident Holder is a resident of the United States, is fully entitled to the benefits under the Canada-United States Income Tax Convention (1980) (the "Convention") and is the beneficial owner of the dividends, the applicable rate of Canadian withholding tax is generally reduced to 15%. Not all persons who are residents of the United States will qualify for the benefits of the Convention. Non-Resident Holders who are residents of the United States are advised to consult their tax advisors in this regard.

Dispositions of Common Shares

A Non-Resident Holder who disposes of, or is deemed to have disposed of, a Common Share will not be subject to income tax under the Tax Act unless, at the time of disposition: (i) the Common Share is, or is deemed to be, "taxable Canadian property" of the Non-Resident Holder; and (ii) the Non-Resident Holder is not entitled to an exemption under an applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident.

Generally, Common Shares will not constitute taxable Canadian property to a Non-Resident Holder at a particular time provided that the Common Shares are listed at that time on a designated stock exchange (which currently includes the TSX and NYSE American), unless (a) at any time during the 60-month period that ends at the particular time: (i) one or any combination of (A) the Non-Resident Holder, (B) persons not dealing at arm's length with the Non-Resident Holder and (C) partnerships in which the Non-Resident Holder or a person described in (B) holds a membership interest directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any class or series of the Corporation, and (ii) more than 50% of the fair market value of the Common Shares was derived, directly or indirectly, from any combination of (A) real or immovable property situated in Canada, (B) "Canadian resource property" (as defined in the Tax Act), (C) "timber resource property" (as defined in the Tax Act), or (D) options in respect of, or interests in, or for civil law rights in, property described in any of (A) through (C) above, whether or not the property exists; or (b) the Common Shares are otherwise deemed under the Tax Act to be taxable Canadian property.

In the event that a Common Share constitutes taxable Canadian property of a Non-Resident Holder and any capital gain that would be realized on the disposition thereof is not exempt from tax under the Tax Act pursuant to an applicable income tax treaty or convention between Canada and the country in which the Non- Resident Holder is resident, then the income tax consequences discussed above for Resident Holders under "Residents of Canada - Dispositions of Common Shares" will generally apply to the Non Resident Holder. Non-Resident Holders whose Common Shares are, or may be, taxable Canadian property should consult their own tax advisors

EXPERTS

The consolidated financial statements of Energy Fuels Inc. as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 and 2019 financial statements refers to a change in the method of accounting for leases as of January 1, 2019.

Each of the following Qualified Persons, within the meaning of NI 43-101, have prepared a technical report for us or one of our subsidiaries which have been described in documents incorporated by reference herein:

• Mark B. Mathisen, C.P.G., Valerie Wilson, M.Sc., P.Geo., and Jeffrey L. Woods, QP MMSA, SME, all of SLR Consulting (Canada) Ltd. (formerly Roscoe Postle Associates Inc.) prepared the technical report dated October 6, 2017 entitled "Technical Report on the Canyon Mine, Coconino County, Arizona, U.S.A.";

• Robert Michaud, P.Eng., Stuart E. Collins, P.E., and Mark B. Mathisen, C.P.G., all of SLR Consulting (Canada) Ltd. (formerly Roscoe Postle Associates Inc.) and Harold R. Roberts, then our Executive Vice President, prepared the technical report dated October 27, 2016 entitled "Technical Report on the Roca Honda Project, McKinley County, State of New Mexico, U.S.A.";

• Allan Moran and Frank A. Daviess of SRK Consulting (U.S.) Inc. prepared the technical report dated March 10, 2015 entitled "NI 43-101 Technical Report on Resources Wate Uranium Braccia Pipe-Northern Arizona, U.S.A.";

• David A. Ross, M.Sc., P.Geo. and Christopher Moreton, Ph.D., P.Geo., of SLR Consulting (Canada) Ltd. (formerly Roscoe Postle Associates Inc.) prepared the technical report dated June 27, 2012 entitled "Technical Report on the EZ1 and EZ2 Breccia Pipes, Arizona Strip District, U.S.A.";

• William E. Roscoe, Ph.D., Douglas H. Underhill, Ph.D., C.P.G., and Thomas C. Pool, P.E. all of SLR Consulting (Canada) Ltd. (formerly Roscoe Postle Associates Inc.) prepared the technical report dated June 27, 2012 entitled "Technical Report on the Henry Mountains Complex Uranium Property, Utah, U.S.A.";

• Douglas C. Peters, Certified Professional Geologist, of Peters Geosciences prepared: (i) the technical report dated March 18, 2015 entitled "Updated Technical Report on Sage Plain Project (Including the Calliham Mine) San Juan County, Utah, U.S.A."; (ii) the technical report dated March 15, 2011 entitled "Updated Technical Report on Energy Fuels Resources Corporation's Whirlwind Property (Including Whirlwind, Far West, and Crosswind Claim Groups and Utah State Metalliferous Minerals Lease ML-49312), Mesa County, Colorado and Grand County, Utah"; (iii) the technical report dated March 2, 2018 entitled "Updated Report on The Daneros Mine Project, San Juan County, Utah, U.S.A."; and (iv) the technical report dated March 25, 2014 entitled "Technical Report on Energy Fuels Inc.'s La Sal District Project";

• Douglas L. Beahm, P.E., P.G. Principal Engineer of BRS Inc. prepared (i) the technical report dated February 28, 2020 entitled "Sheep Mountain Uranium Project, Fremont County, Wyoming, USA, Updated Preliminary Feasibility Study, National Instrument 43-101 Technical Report, Amended and Restated" and any additional technical disclosure pertaining to such property; (ii) the technical report dated February 28, 2015 entitled "Arkose Uranium Project, Mineral Resource and Exploration Target, 43-101 Technical Report"; and (iii) the technical report dated July 19, 2016 entitled "Uranium Project, Alta Mesa and Mesteña Grande Mineral Resources and Exploration Target, Technical Report National Instrument 43-101";

• Douglas L. Beahm P.E., P.G. of BRS Inc. and William Paul Goranson, our P.E. prepared the technical report dated February 28, 2015 entitled "Nichols Ranch Uranium Project, 43-101 Technical Report, Preliminary Economic Assessment"; and

• Daniel Kapostasy and Mark Chalmers prepared certain technical disclosure in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q.

LEGAL MATTERS

Certain legal matters in connection with the Offering will be passed on for us by Borden Ladner Gervais LLP, Toronto, Ontario, as to Canadian legal matters and Dorsey & Whitney LLP, Toronto, Ontario, as to U.S. legal matters. The Agents are being represented in connection with this offering by Cooley LLP, New York, New York, as to U.S. legal matters and Stikeman Elliott LLP, Toronto, Ontario, as to Canadian legal matters.

AVAILABLE INFORMATION

We are a public company and files annual, quarterly and special reports, proxy statements and other information with Canadian securities regulatory authorities and the SEC. The documents we file with or furnish to the SEC are electronically available from the SEC's Electronic Data Gathering, Analysis and Retrieval system, which is commonly known by the acronym "EDGAR," and may be accessed at www.sec.gov.

PROSPECTUS

ENERGY FUELS INC.

$300,000,000 Common Shares Warrants Rights Subscription Receipts Preferred Shares Debt Securities Units

Energy Fuels Inc. may offer and sell, from time to time, up to $300,000,000 aggregate initial offering price of the Company’s common shares, without par value (which we refer to as “Common Shares”), warrants to purchase Common Shares, warrants to purchase Preferred Shares (which we refer to collectively as “Warrants”), rights to purchase Common Shares or other securities of the Company (which we refer to as “Rights”) or any combination thereof (which we refer to as “Units”), subscription receipts for Common Shares, Warrants, Preferred Shares or any combination thereof (which we refer to as “Subscription Receipts”), preferred shares of the Company (which we refer to as “Preferred Shares”), or debt securities of the Company which may or may not be converted into other securities (which we refer to as “Debt Securities”), in one or more transactions under this Prospectus (which we refer to as the “Prospectus”).  The Company may also offer under this Prospectus any Common Shares or Preferred Shares issuable upon the exercise of Warrants and any Common Shares or other securities of the Company issuable upon the exercise of Rights and any Common Shares or other securities issuable on conversion of Subscription Receipts, Preferred Shares or Debt Securities. Collectively, the Common Shares, Warrants, Rights, Subscription Receipts, Preferred Shares, Debt Securities, Common Shares or Preferred Shares issuable upon exercise of the Warrants, Common Shares or other securities issuable upon the exercise or conversion of Rights, Subscription Receipts, Preferred Shares, Debt Securities or Units are referred to as the “Securities.”

This Prospectus provides you with a general description of the Securities that we may offer.  Each time we offer Securities, we will provide you with a prospectus supplement (which we refer to as the “Prospectus Supplement”) that describes specific information about the particular Securities being offered and may add, update or change information contained in this Prospectus. You should read both this Prospectus and the Prospectus Supplement, together with any additional information which is incorporated by reference into this Prospectus and the Prospectus Supplement.  This Prospectus may not be used to offer or sell securities without the Prospectus Supplement which includes a description of the method and terms of that offering.

We may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which we will provide to you each time we offer Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this Prospectus.

The Common Shares are traded on NYSE American LLC (which we refer to as “NYSE American”) under the symbol “UUUU” and on the Toronto Stock Exchange (which we refer to as the “TSX”) under the symbol “EFR”. On March 12, 2021, the last reported sale price of the Common Shares on NYSE American was $5.92 per Common Share and on the TSX was Cdn$7.36 per Common Share. With the exception of Warrants previously issued under an indenture dated as of September 20, 2016, which expire on September 20, 2021, which Warrants are listed on NYSE American and the TSX, there is currently no market through which the Securities, other than the Common Shares, may be sold, and purchasers may not be able to resell the Securities purchased under this Prospectus.  This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation.  See “Risk Factors.”

These Securities are speculative and involve a high degree of risk. You should carefully read the information under the heading "Risk Factors" on page 5 of this prospectus and the risk factors incorporated by reference in any applicable prospectus supplement before making a decision to purchase the Securities.

These Securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (which we refer to as the "SEC") or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus.  Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS MARCH 18, 2021.

ABOUT THIS PROSPECTUS

This Prospectus is a part of a registration statement that we have filed with the SEC utilizing a "shelf" registration process.  Under this shelf registration process, we may sell any combination of the Securities described in this Prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of $300,000,000. This Prospectus provides you with a general description of the Securities that we may offer. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in a Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms of the offering; (ii) in the case of Warrants, the designation, number and terms of the Common Shares or Preferred Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms; (iii) in the case of Rights, the designation, number and terms of the Common Shares or other securities of the Company purchasable upon exercise of the Rights, any procedures that will result in the adjustment of these numbers, the date of determining the shareholders entitled to the Rights distribution, the exercise price, the dates and periods of exercise, the currency in which the Rights are issued and any other terms specific to the Rights being offered; (iv) in the case of Subscription Receipts, the designation, number and terms of the Common Shares, Preferred Shares, Warrants or other securities receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of Subscription Receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the Subscription Receipts, terms for the refund of all or a portion of the purchase price for Subscription Receipts in the event the release conditions are not met and any other specific terms; (v) in the case of Preferred Shares, the rights, privileges, restrictions and conditions assigned to the particular series upon the board of directors of the Company approving their issuance, subject to the Company's articles of incorporation; (vi) in the case of the Debt Securities, terms of any debt securities and any related agreements or indentures; and (vii) in the case of Units, the designation, number and terms of the Securities comprising the Units;  A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market.  Such transactions, if commenced, may be interrupted or discontinued at any time.  See "Plan of Distribution".

Please carefully read both this Prospectus and any Prospectus Supplement together with the documents incorporated herein and therein by reference under "Documents Incorporated by Reference", any free writing prospectus and the additional information described below under "Where You Can Find More Information."

Owning securities may subject you to tax consequences both in the United States and Canada.  This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully.  You should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

References in this Prospectus to "$" are to United States dollars. Canadian dollars are indicated by the symbol "Cdn$".

You should rely only on the information contained in this Prospectus.  We have not authorized anyone to provide you with information different from that contained in this Prospectus.  The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law.  This Prospectus is not an offer to sell these Securities and is not soliciting an offer to buy these Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.  The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Securities.  Our business, financial condition, results of operations and prospects may have changed since that date.

In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to "Energy  Fuels" "Company," "we," "us," "Registrant," "our" refer to Energy Fuels Inc., either alone or together with its subsidiaries as the context requires.

SUMMARY

The Company

Energy Fuels Inc. (the "Company" or "Energy Fuels") was incorporated on June 24, 1987 in the Province of Alberta under the name "368408 Alberta Inc." In October 1987, 368408 Alberta Inc. changed its name to "Trevco Oil & Gas Ltd." In May 1990, Trevco Oil & Gas Ltd. changed its name to "Trev Corp." In August 1994, Trev Corp. changed its name to "Orogrande Resources Inc." In April 2001 Orogrande Resources Inc. changed its name to "Volcanic Metals Exploration Inc." On September 2, 2005, the Company was continued under the Business Corporations Act (Ontario). On March 26, 2006, Volcanic Metals Exploration Inc. acquired 100% of the outstanding shares of "Energy Fuels Resources Corporation." On May 26, 2006, Volcanic Metals Exploration Inc. changed its name to "Energy Fuels Inc."

Energy Fuels is engaged in conventional extraction and in situ recovery ("ISR") of uranium, along with the exploration, permitting, and evaluation of uranium properties in the United States. The Company is additionally engaged in the recovery of vanadium, historically a byproduct of the uranium recovery process, and is also planning to commence the commercial production of a rare earth element ("REE") carbonate in 2021, another byproduct of the uranium recovery process. Energy Fuels owns the Nichols Ranch uranium recovery facility in Wyoming (the "Nichols Ranch Project"), which is an ISR production center currently on standby, and the Alta Mesa Project in Texas ("Alta Mesa"), which is an ISR production center which is also on standby. Energy Fuels also owns the White Mesa Mill in Utah (the "White Mesa Mill" or the "Mill"), which is the only conventional uranium recovery facility operating in the United States. The Mill can also recover vanadium as a co-product of mineralized material produced from certain of its projects in Colorado and Utah and from time to time from solutions in its tailings impoundment system, as market conditions warrant, as well as an REE carbonate from various uranium- and REE-bearing ores. The Company also owns uranium and uranium/vanadium properties and projects in various stages of exploration, permitting, and evaluation, as well as fully-permitted uranium and uranium/vanadium projects on standby. In addition, Energy Fuels recovers uranium from other uranium-bearing materials not derived from conventional material, referred to as "alternate feed materials," at the Mill.

For a detailed description of the business of Energy Fuels please refer to "Item 1. Description of Business" in the Company's Annual Report on Form 10-K for the year ended December 31, 2019.

The Company's principal place of business and the head office of the Company's U.S. subsidiaries is located at 225 Union Blvd., Suite 600, Lakewood, Colorado, 80228 USA. The Company's registered office is located at 82 Richmond St. East, Suite 308, Toronto, ON M5C 1P1, Canada.

Recent Developments

Effective November 3, 2020, the Company changed the name of the "Canyon Mine" to the "Pinyon Plain Mine" (herein referred to as the "Mine"). The former name was not sufficiently descriptive of its location as it had resulted in confusion among some members of the public. Given the previous name, some people had mistakenly assumed the Mine is located in the Grand Canyon or within the National Park itself. However, the Mine is located on a flat plain within a forested area approximately 9 air miles from the nearest rim of the Grand Canyon and 10 miles from Grand Canyon Village in the National Park. The Company believes the name "Pinyon Plain Mine" is a more descriptive name for the Mine.

On November 3, 2020, the Company announced it had produced at the Company's White Mesa Mill, using its existing infrastructure and pursuant to its existing licenses and permits, an REE carbonate concentrate on a pilot scale from a sample of monazite sands from a third-party supplier. On December 14, 2020, the Company announced it had entered into a three-year supply agreement with The Chemours Company ("Chemours") to acquire a minimum of 2,500 tons per year of natural monazite sands, which the Company plans to process at the Mill starting in 2021 to recover the contained uranium and produce a marketable mixed REE carbonate, as a key effort toward re-establishing a fully-integrated U.S. REE supply chain.  Upon a successful ramp-up of this program, the Company will be the first U.S. company in several years to produce a marketable mixed REE concentrate ready for separation on a commercial scale. The Company estimates that the amount of REEs contained in the monazite sands to be supplied by Chemours will equal close to 10% of total current U.S. REE demand, as contained in end-use products.

The Securities Offered under this Prospectus

We may offer the Common Shares, Warrants, Rights, Subscription Receipts, Preferred Shares, Debt Securities or Units with a total value of up to $300,000,000 from time to time under this Prospectus, together with any applicable Prospectus Supplement and related free writing prospectus, if any, at prices and on terms to be determined by market conditions at the time of offering.  This Prospectus provides you with a general description of the Securities we may offer.  Each time we offer Securities, we will provide a Prospectus Supplement that will describe the specific amounts, prices and other important terms of the Securities, including, to the extent applicable:

  aggregate offering price;
  the designation, number and terms of the Common Shares or Preferred Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms;
  the record date for shareholders entitled to receive the Rights, the designation, number and terms of the Common Shares or other securities purchasable upon exercise of the Rights, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms;
  rates and times of payment of interest or dividends, if any;
  redemption, conversion, exchange or sinking funds terms, if any;
  rank and security, if any;
  conversion or exchange prices or rates, if any, and if applicable, any provision for changes or adjustment in the conversion or exchange prices or rates in the securities or other property receivable upon conversion or exchange;
  restrictive covenants, if any;
  voting or other rights, if any; and
  important United States and Canadian federal income tax considerations.

A Prospectus Supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this Prospectus or in documents we have incorporated by reference.  However, no Prospectus Supplement or free writing prospectus will offer a security that is not registered and described in this Prospectus at the time of the effectiveness of the registration statement of which this Prospectus is a part.

We may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which we will provide to you each time we offer Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them.

Common Shares

We may offer Common Shares.  Holders of Common Shares are entitled to one vote per Common Share on all matters that require shareholder approval.

Our Common Shares are described in greater detail in this Prospectus under "Description of Common Shares."

Warrants

We may offer Warrants for the purchase of Common Shares or Preferred Shares, in one or more series, from time to time.  We may issue Warrants independently or together with Common Shares or Preferred Shares and the Warrants may be attached to or separate from such securities.

The Warrants may be evidenced by warrant certificates and may be issued under one or more warrant indentures, which are contracts between us and a warrant trustee for the holders of the Warrants.  In this Prospectus, we have summarized certain general features of the Warrants under "Description of Warrants."  We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the series of Warrants being offered, as well as the complete warrant indentures, if applicable, and warrant certificates that contain the terms of the Warrants.  If applicable, specific warrant indentures will contain additional important terms and provisions and will be filed as exhibits to the registration statement of which this Prospectus is a part, or incorporated by reference from a current report on Form 8-K that we file with the SEC.

Rights

We may offer Rights to our existing shareholders to purchase additional Common Shares, Preferred Shares or other securities of the Company. For any particular Rights, the applicable Prospectus Supplement will describe the terms of such Rights and rights agreement including the period during which such Rights may be exercised, the manner of exercising such Rights, the transferability of such Rights and the number of Common Shares, Preferred Shares or other securities that may be purchased in connection with each right and the subscription price for the purchase of such Common Shares, Preferred Shares or other securities. In connection with a Rights offering, we may enter into a separate agreement with one or more underwriters or standby purchasers to purchase any securities not subscribed for in the Rights offering by existing shareholders, which will be described in the applicable Prospectus Supplement.  Each series of Rights will be issued under a separate rights agreement to be entered into between us and a bank, trust company or transfer agent, as rights agent.

In this Prospectus, we have summarized certain general features of the Rights under "Description of Rights."  We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the Rights being offered, as well as the complete Rights certificates that contain the terms of the Rights.  We may evidence each series of rights by rights certificates that we may issue under a separate rights agreement with a rights agent.  If applicable, we will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the rights agreements that describe the terms of the series of Rights we are offering before the issuance of the related series of Rights.

Subscription Receipts

We may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Preferred Shares, Warrants or other securities of the Company or any combination thereof.  Subscription Receipts will be issued pursuant to one or more subscription receipt agreements, each to be entered into between us and an escrow agent, which will establish the terms and conditions of the Subscription Receipts.  Each escrow agent will be a financial institution organized under the laws of the United States or any state thereof or Canada or any province thereof and authorized to carry on business as a trustee.  A copy of the form of subscription receipt agreement will be filed as an exhibit to the registration statement of which this Prospectus is a part, or will be incorporated by reference from a Current Report on Form 8-K that we file with the SEC.

Preferred Shares

We may offer Preferred Shares. The Preferred Shares issuable in series will have the rights, privileges, restrictions and conditions assigned to the particular series upon the board of directors of the Company approving their issuance, subject to the Company's articles of incorporation. The Series A Preferred Shares are non-redeemable, non-callable, non-voting and do not have a right to dividends. The terms of any Preferred Shares offered under this Prospectus and any related agreements will be described in the Prospectus Supplement filed in respect of the issuance of such Preferred Shares.

Debt Securities

We may offer secured or unsecured Debt Securities, which may or may not be converted into other securities, under this Prospectus. The terms of any Debt Securities and any related agreements or indentures will be described in a Prospectus Supplement to be filed in respect of such offering.

Units

We may offer Units consisting of Common Shares, Warrants, Preferred Shares, Rights, Subscription Receipts and Debt Securities in any combination.  In this Prospectus, we have summarized certain general features of the Units under "Description of Units." We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the series of Units being offered.  We may evidence each series of Units by unit certificates that we may issue under a separate unit agreement with a unit agent.  If applicable, we will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the unit agreements that describe the terms of the series of Units we are offering before the issuance of the related series of Units.

Risk Factors

See "Risk Factors," as well as other information included in this prospectus, for a discussion of factors you should read and consider carefully before investing in our securities

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS

Investing in the Securities involves a high degree of risk.  Prospective investors in a particular offering of Securities should carefully consider the following risks, as well as the other information contained in this Prospectus, any applicable Prospectus Supplement, and the documents incorporated by reference herein before investing in the Securities.  If any of the following risks actually occurs, our business could be materially harmed.  Additional risks, including those of which we are currently unaware or that we deem immaterial, may also adversely affect our business. You should also read and carefully consider the risk factors incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, our Current Report on Form 8-K filed with the SEC on December 14, 2020, and the other information contained in this Prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended and the risk factors and other information contained in any applicable Prospectus Supplement, before purchasing any of our Securities.

Risks Related to the Offering

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Common Shares or other securities convertible into or exchangeable for Common Shares at prices that may not be the same as the price per share paid by any investor in an offering in a subsequent Prospectus Supplement. We may sell shares or other securities in any other offering at a price per share that is less than the price per share or other security paid by any investor in an offering in a subsequent Prospectus Supplement, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional Common Shares or securities convertible or exchangeable into Common Shares, in future transactions may be higher or lower than the price per share paid by any investor in an offering under a subsequent Prospectus Supplement.

Future offerings of debt or preferred equity securities, which would rank senior to our Common Shares, may adversely affect the market price of our common shares.

If, in the future, we decide to issue debt or preferred equity securities that may rank senior to our Common Shares, it is likely that such securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our Common Shares and may result in dilution to owners of our Common Shares. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our Common Shares will bear the risk of our future offerings reducing the market price of our Common Shares and diluting the value of their stock holdings in us.

There can be no assurance as to the liquidity of the trading market for certain Securities or that a trading market for certain Securities will develop.

With the exception of Warrants previously issued under an indenture dated as of September 20, 2016, which expire on September 20, 2021, which Warrants are listed on  NYSE American and the TSX, there is no public market for the Warrants, Preferred Shares, Rights, Subscription Receipts or Debt Securities and, unless otherwise specified in the applicable Prospectus Supplement, the Company does not intend to apply for listing of these securities on any securities exchange. If these securities are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market for similar securities, prevailing interest rates and other factors, including general economic conditions and the Company's financial condition. There can be no assurance as to the liquidity of the trading market for any Warrants, Preferred Shares, Rights, Subscription Receipts or Debt Securities or that a trading market for these securities will develop.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein contain "forward-looking statements" within the meaning of applicable United States ("U.S.") and Canadian securities laws, which include but are not limited to statements with respect to Energy Fuels' anticipated results and progress of the Company's operations in future periods, planned exploration, if warranted, development of its properties, plans related to its business, including its REE initiatives, and other matters that may occur in the future, any expectation related to the proposed establishment of a uranium reserve for the United States (the "U.S. Uranium Reserve") pursuant to the COVID-Relief and Omnibus Spending Bill, which includes $75 million for the establishment of a strategic U.S. Uranium Reserve, and was signed into law on December 27, 2020, any expectation related to any additional or future recommendations of the United States Nuclear Fuel Working Group (the "U.S. Nuclear Fuel Working Group"), any plans the Company may have to evaluate the ramp up of production at any of its properties, and the expected costs of production of any properties that may be ramped up. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, schedules, assumptions, future events, or performance (often, but not always, using words or phrases such as "plans," "expects" or "does not expect," "is expected," "is likely," "budgets," "scheduled," "estimates," "forecasts," "intends," "anticipates" or "does not anticipate," "continues," or "believes," and similar expressions or variations of such words and phrases or statements stating that certain actions, events or results "may," "could," "would," "might" or "will" be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements.

Forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Energy Fuels believes that the expectations reflected in these forward-looking statements are reasonable, but no assurance can be given that these expectations will prove to be correct, and such forward-looking statements included in, or incorporated by reference into, this Prospectus should not be unduly relied upon. This information speaks only as of the date of this Prospectus or as of the date of the document incorporated by reference herein, as applicable.

Readers are cautioned that it would be unreasonable to rely on any such forward-looking statements and information as creating any legal rights, and that the statements and information are not guarantees and may involve known and unknown risks and uncertainties, and that actual results are likely to differ (and may differ materially) and objectives and strategies may differ or change from those expressed or implied in the forward-looking statements or information as a result of various factors. Such risks and uncertainties include global economic risks such as the occurrence of a pandemic, risks associated with our planned production of REE carbonate commencing in 2021, and risks generally encountered in the exploration, development, operation, and closure of mineral properties and processing and recovery facilities, as well as risks related to the  proposed establishment of a U.S. Uranium Reserve, and risks related to any additional or future recommendations of the U.S. Nuclear Fuel Working Group not benefiting the Company in any material way. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

• global economic risks, including the occurrence of unforeseen or catastrophic events, such as the emergence of a pandemic or other widespread health emergency (or concerns over the possibility of such an emergency), which could create economic and financial disruptions and require the Company to reduce or cease operations at some or all of its facilities for an indeterminate period of time, and which could have a material impact on the Company's business, operations, personnel and financial condition;

• risks associated with mineral reserve and resource estimates, including the risk of errors in assumptions or methodologies;

• risks associated with changes to applicable mineral reserve and resource estimates disclosure rules and regulations;

• risks associated with estimating mineral extraction and recovery, forecasting future price levels necessary to support mineral extraction and recovery, and the Company's ability to increase mineral extraction and recovery in response to any increases in commodity prices or other market conditions;

• uncertainties and liabilities inherent to conventional mineral extraction and recovery and/or in-situ uranium recovery operations;

• risks associated with our planned entry into commercial production of REE carbonate in 2021, including: the risk that we may not be able to produce REE carbonate that meets commercial specifications at commercial levels or at all, or at acceptable cost levels; the risk of not being able to secure adequate supplies of uranium and REE bearing ores in the future at satisfactory costs to us; the risk of not being able to increase our sources of uranium and REE bearing ores to meet future planned production goals; the risk of not being able to sell the REE carbonate we produce at acceptable prices to us; the risk of not being able to successfully construct and operate an REE separation facility, and potentially other downstream REE activities, including metal-making and alloying, in the future, which are currently being evaluated; and the risk of legal and regulatory challenges and delays;

• risks associated with any additional recommendations of the U.S. Nuclear Fuel Working Group not benefiting the Company in any material way;

• risks associated with the change in administration, and the new administration not supporting mining, uranium mining, nuclear energy or other aspects of our business, including not supporting the proposed establishment of a U.S. Uranium Reserve included in the COVID-Relief and Omnibus Spending Bill passed by the U.S. Congress in December 2020, or any or all of the other recommendations of the U.S. Nuclear Fuel Working Group;

• geological, technical and processing problems, including unanticipated metallurgical difficulties, less than expected recoveries, ground control problems, process upsets, and equipment malfunctions;

• risks associated with the depletion of existing mineral resources through mining or extraction, without replacement with comparable resources;

• risks associated with identifying and obtaining adequate quantities of alternate feed materials and other feed sources required for operation of our White Mesa Mill;

• risks associated with labor costs, labor disturbances, and unavailability of skilled labor;

• risks associated with the availability and/or fluctuations in the costs of raw materials and consumables used in the Company's production processes;

• risks and costs associated with environmental compliance and permitting, including those created by changes in environmental legislation and regulation, and delays in obtaining permits and licenses that could impact expected mineral extraction and recovery levels and costs;

• actions taken by regulatory authorities with respect to mineral extraction and recovery activities;

• risks associated with the Company's dependence on third parties in the provision of transportation and other critical services;

• risks associated with the ability of the Company to obtain, extend or renew land tenure, including mineral leases and surface use agreements, on favorable terms or at all;

• risks associated with the ability of the Company to negotiate access rights on certain properties on favorable terms or at all;

• the adequacy of the Company's insurance coverage;

• uncertainty as to reclamation and decommissioning liabilities;

• the ability of the Company's bonding companies to require increases in the collateral required to secure reclamation obligations;

• the potential for, and outcome of, litigation and other legal proceedings, including potential injunctions pending the outcome of such litigation and proceedings;

• the ability of the Company to meet its obligations to its creditors;

• the ability of the Company to access credit facilities on favorable terms;

• risks associated with the Company's relationships with our business and joint venture partners;

• failure to obtain industry partner, government, and other third-party consents and approvals, when required;

• competition for, among other things, capital, mineral properties, and skilled personnel;

• failure to complete and integrate proposed acquisitions and incorrect assessments of the value of completed acquisitions;

• risks posed by fluctuations in share price levels, exchange rates and interest rates, and general economic conditions;

• risks inherent in the Company's and industry analysts' forecasts or predictions of future uranium, vanadium, copper and REE price levels, including the prices for REE carbonates, REE oxides, REE metals and REE metal alloys;

• fluctuations in the market prices of uranium, vanadium, copper and REEs, which are cyclical and subject to substantial price fluctuations;

• risks associated with the Company's uranium sales, if any, being required to be made at spot prices, unless the Company is able to enter into new long-term contracts at satisfactory prices in the future;

• risks associated with the Company's vanadium sales, if any, generally being required to be made at spot prices;

• risks associated with our proposed REE carbonate sales, if any, being tied in whole or in part to REE spot prices;

• failure to obtain suitable uranium sales terms at satisfactory prices in the future, including spot and term sale contracts;

• failure to obtain suitable vanadium sales terms at satisfactory prices in the future;

• failure to obtain suitable copper or REE sales terms at satisfactory prices in the future;

• risks associated with any expectation that the Company will be successful in helping the U.S. Environmental Protection Agency and Navajo Nation address historic abandoned uranium mines;

• risks associated with asset impairment as a result of market conditions;

• risks associated with lack of access to markets and the ability to access capital;

• the market price of the Company's securities;

• public resistance to nuclear energy or uranium extraction and recovery;

• governmental resistance to nuclear energy or uranium extraction or recovery;

• risks associated with inaccurate or nonobjective media coverage of the Company's activities and the impact such coverage may have on the public, the market for the Company's securities, government relations, permitting activities and legal challenges, as well as the costs to the Company of responding to such coverage;

• uranium industry competition, international trade restrictions and the impacts on world commodity prices of foreign state subsidized production;

• risks associated with foreign governmental actions, policies, laws, rules and regulations, and foreign state subsidized enterprises, with respect to REE production and sales, which could impact REE prices available to us and impact our access to world and domestic markets for the supply of REE-bearing ores and the sale of REE carbonate and other REE products and services to world and domestic markets;

• risks associated with the Company's involvement in industry petitions for trade remedies and the extension of the Russian Suspension Agreement, including the costs of pursuing such remedies and the potential for negative responses or repercussions from various interest groups, consumers of uranium, and participants in other phases of the nuclear fuel cycle, both domestically and abroad;

• risks associated with governmental actions, policies, laws, rules and regulations with respect to nuclear energy or uranium extraction and recovery;

• risks related to potentially higher than expected costs related to any of the Company's projects or facilities; risks related to the Company's ability to recover copper from our Pinyon Plain uranium project ores;

• risks related to securities regulations;

• risks related to stock price and volume volatility;

• risks related to the Company's ability to maintain our listing on NYSE American and TSX;

• risks related to the Company's ability to maintain our inclusion in various stock indices;

• risks related to dilution of currently outstanding shares, from additional share issuances, depletion of assets or otherwise;

• risks related to the Company's lack of dividends;

• risks related to recent market events;

• risks related to the Company's issuance of additional Common Shares under our At-the-Market program or otherwise to provide adequate liquidity in depressed commodity market circumstances;

• risks related to acquisition and integration issues;

• risks related to defects in title to the Company's mineral properties;

• risks related to the Company's securities; and

• risks related to any material weakness that may be identified in our internal controls over financial reporting. If we are unable to implement and maintain effective internal controls over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock may be negatively affected.

Such statements are based on a number of assumptions which may prove to be incorrect, including, but not limited to, the following assumptions: that there is no material deterioration in general business and economic conditions; that there is no unanticipated fluctuation of interest rates and foreign exchange rates; that the supply and demand for, deliveries of, and the level and volatility of prices of uranium, vanadium, REEs and the Company's other primary metals and minerals develop as expected; that uranium, vanadium and REE prices required to reach, sustain or increase expected or forecasted production levels are realized as expected; that the Company's proposed REE carbonate production or any other REE activities will be technically or commercially successful; that the Company receives regulatory and governmental approvals for the Company's development projects and other operations on a timely basis; that the Company is able to operate its mineral properties and processing facilities as expected; that the Company is able to implement new process technologies and operations as expected; that existing licenses and permits are renewed as required; that the Company is able to obtain financing for the Company's development projects on reasonable terms; that the Company is able to procure mining equipment and operating supplies in sufficient quantities and on a timely basis; that engineering and construction timetables and capital costs for the Company's development and expansion projects and restarting projects on standby, are not incorrectly estimated or affected by unforeseen circumstances; that costs of closure of various operations are accurately estimated; that there are no unanticipated changes in collateral requirements for surety bonds; that there are no unanticipated changes to market competition; that the Company's reserve and resource estimates are within reasonable bounds of accuracy (including with respect to size, grade and recoverability) and that the geological, operational and price assumptions on which these are based are reasonable; that environmental and other administrative and legal proceedings or disputes are satisfactorily resolved; that there are no significant changes to regulatory programs and requirements that would materially increase regulatory compliance costs, bonding costs or licensing/permitting requirements; and that the Company maintains ongoing relations with its employees and with its business and joint venture partners.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further in the Company's Current Report on Form 8-K filed with the SEC on December 14, 2020 and under the following sections of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019: Item 1. Description of the Business; Item 1A. Risk Factors; and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated, or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as required by law, we disclaim any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Statements relating to "Mineral Reserves" or "Mineral Resources" are deemed to be forward-looking statements, as they involve the implied assessment, based on certain estimates and assumptions that the Mineral Reserves and Mineral Resources described may be profitably extracted in the future.

We qualify all the forward-looking statements contained in this Prospectus by the foregoing cautionary statements.

CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING DISCLOSURE OF MINERAL RESOURCES

The Company is a U.S. Domestic Issuer for SEC purposes, most of its shareholders are U.S. residents, the Company is required to report its financial results under U.S. Generally Accepted Accounting Principles and its primary trading market is NYSE American. However, because the Company is incorporated in Canada and also listed on the TSX, this Prospectus contains or incorporates by reference certain disclosure that satisfies the additional requirements of Canadian securities laws, which differ from the requirements of United States' securities laws. Unless otherwise indicated, all reserve and resource estimates included in this Prospectus, and in the documents incorporated by reference herein, have been prepared in accordance with Canadian National Instrument 43-101 - Standards of Disclosure for Mineral Projects ("NI 43-101") and the Canadian Institute of Mining, Metallurgy and Petroleum classification system. NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.

Canadian standards, including NI 43-101, differ significantly from the requirements of SEC Industry Guide 7. Thus, reserve and resource information contained herein, or incorporated by reference in this Prospectus, and in the documents incorporated by reference herein, may not be comparable to similar information disclosed by companies reporting "reserve" and resource information under SEC Industry Guide 7. In particular, and without limiting the generality of the foregoing, the term "resource" does not equate to the term "reserve" under SEC Industry Guide 7. Under SEC Industry Guide 7 standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report "reserves"; the three-year historical average price, to the extent possible, is used in any "reserve" or cash flow analysis to designate "reserves"; and the primary environmental analysis or report must be filed with the appropriate governmental authority.

SEC Industry Guide 7 disclosure standards historically have not permitted the inclusion of information concerning "Measured Mineral Resources," "Indicated Mineral Resources" or "Inferred Mineral Resources" or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by SEC Industry Guide 7 standards. United States investors should also understand that "Inferred Mineral Resources" have a great amount of uncertainty as to their existence and as to their economic and legal feasibility. It cannot be assumed that all or any part of an "Inferred Mineral Resource" will ever be upgraded to a higher category. Under Canadian rules, estimated "Inferred Mineral Resources" may not form the basis of feasibility or pre-feasibility studies. United States investors are cautioned not to assume that all or any part of Measured or Indicated Mineral Resources will ever be converted into mineral "reserves" as defined by SEC Industry Guide 7. Investors are cautioned not to assume that all or any part of an "Inferred Mineral Resource" exists or is economically or legally mineable.

Disclosure of "contained pounds" or "contained ounces" in a resource estimate is permitted and typical disclosure under Canadian regulations; however, SEC Industry Guide 7 historically only permitted issuers to report mineralization that does not constitute "reserves" by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of reserves are also not the same as those of SEC Industry Guide 7, and reserves reported by the Company in compliance with NI 43-101 may not qualify as "reserves" under SEC Industry Guide 7 standards. Accordingly, information concerning mineral deposits set forth herein may not be comparable to information made public by companies that report in accordance with SEC Industry Guide 7 standards.

On October 31, 2018, the SEC adopted the Modernization of Property Disclosures for Mining Registrants (the "New Rule"), introducing significant changes to the existing mining disclosure framework to better align it with international industry and regulatory practice, including NI 43-101. The New Rule became effective as of February 25, 2019, and issuers are required to comply with the New Rule as of the annual report for their first fiscal year beginning on or after January 1, 2021, and earlier in certain circumstances. The Company does not anticipate needing to comply with the New Rule until the filing of our annual report for the fiscal year ending December 31, 2021.  At this time, the Company does not know the full effect of the New Rule on its mineral resources and reserves and, therefore, the disclosure related to the Company's mineral resources and reserves may be significantly different when computed using the requirements set forth in the New Rule.

All reserves reported in this Prospectus are estimated in accordance with the definitions set forth in NI 43-101 for the year ended December 31, 2019. The Company does not have any mineral "reserves" within the meaning of SEC Industry Guide 7.

DOCUMENTS INCORPORATED BY REFERENCE

We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (which we refer to as the "Exchange Act") (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02, Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, which are deemed to be furnished and not filed and therefore not incorporated by reference herein, unless specifically stated otherwise in such filings, after the date of the initial filing of this registration statement on Form S-3 to which this Prospectus relates until the termination of  the offering under this Prospectus). Any statement contained in a document incorporated by reference in this Prospectus shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, any related free writing prospectus or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

a. our Annual Report on Form 10-K, for the year ended December 31, 2019, as filed with the SEC on March 17, 2020;

b. our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2020, that we filed with the SEC on May 4, 2020;

c. our Quarterly Report on Form 10-Q for our fiscal quarter ended June 30, 2020, that we filed with the SEC on August 3, 2020;

d. our Quarterly Report on Form 10-Q for our fiscal quarter ended September 30, 2020, that we filed with the SEC on November 2, 2020;

e. our proxy statement on Schedule 14A, dated April 7, 2020, in connection with our May 27, 2020 annual meeting of shareholders;

f. our Current Reports on Form 8-K filed with the SEC on February 18, 2020, June 1, 2020, June 16, 2020, August 20, 2020, September 8, 2020, December 14, 2020, December 31, 2020, and March 1, 2021; and

g. the description of our Common Shares contained in our registration statement on Form 40-F filed on November 15, 2013, as amended by the Company's Form 8-A12B dated August 7, 2018.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus.  We will provide this information, at no cost to the requester, upon written or oral request at the following address or telephone number: Energy Fuels Inc., 225 Union Blvd., Suite 600, Lakewood, CO 80228; telephone number (303) 947-2140.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

The following table sets forth our consolidated ratio of earnings to combined fixed charges and preference dividends for the periods indicated.

	Fiscal Year Ended December 31,
	2015	2016	2017	2018	2019
Ratio of Earnings to Combined Fixed Charges and Preference Dividends(1)	(39.5)	(16.6)	(12.4)	(13.8)	(24.6)

(1)

The ratio of earnings to combined fixed charges and preference dividends represents the number of times that fixed charges and preference dividends are covered by earnings. Earnings consist of income or loss from continuing operations before income taxes and fixed charges, excluding preference dividends, and excluding noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expensed and capitalized under capital leases, estimated interest expense within rental expense, and preference dividends. In the years ended December 31, 2015, 2016, 2017, 2018 and 2019, earnings were insufficient to cover fixed charges by $80.5 million, $38.0 million, $26.1 million, $23.8 million and $36.7 million, respectively.

As of the date of this prospectus, we have no Preferred Shares outstanding. Consequently, our ratio of earnings to combined fixed charges and Preferred Share dividends and ratio of earnings to fixed charges would be identical.

USE OF PROCEEDS

Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of Securities will be used by us for acquisitions, the exploration, development, mining, milling and processing, as warranted, of or relating to existing or acquired mineral properties and milling and processing facilities, working capital requirements or for other general corporate purposes.  More detailed information regarding the use of proceeds from the sale of Securities will be described in the applicable Prospectus Supplement.  We may, from time to time, issue Common Shares or other securities otherwise than through the offering of Securities pursuant to this Prospectus.

DESCRIPTION OF COMMON SHARES

We are authorized to issue an unlimited number of Common Shares, without par value, of which 140,586,569 are issued and outstanding as at the date of this Prospectus.  As of the date of this Prospectus, there are (a) options outstanding to purchase up to 1,609,123 Common Shares at exercise prices ranging from $1.70 to $12.59, (b) restricted stock units redeemable for 900,054 Common Shares, (c) 4,051,280 warrants outstanding to purchase Common Shares at an exercise price of $2.45, and (d) stock appreciation rights exercisable to receive 1,720,623 Common Shares or cash (at the election of the Company) at an exercise price of $2.92.

Holders of Common Shares are entitled to one vote per Common Share at all meetings of shareholders. The holders of Common Shares are also entitled to receive dividends as and when declared by our Board of Directors and to receive a pro rata share of the assets of the Company available for distribution to the holders of Common Shares in the event of the liquidation, dissolution or winding-up of the Company.  There are no preemptive, conversion or redemption rights attached to the Common Shares.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable Prospectus Supplements and free writing prospectuses, summarizes the material terms and provisions of the Warrants that we may offer under this Prospectus, which will consist of Warrants to purchase Common Shares or Preferred Shares and may be issued in one or more series.  Warrants may be offered independently or together with Common Shares or Preferred Shares, Rights or any combination thereof, and may be attached to or separate from those Securities.  While the terms we have summarized below will apply generally to any Warrants that we may offer under this Prospectus, we will describe the particular terms of any series of Warrants that we may offer in more detail in the applicable Prospectus Supplement and any applicable free writing prospectus.  The terms of any Warrants offered under a Prospectus Supplement may differ from the terms described below.

General

Warrants may be issued under and governed by the terms of one or more warrant indentures (each of which we refer to as a "Warrant Indenture") between us and a warrant trustee (which we refer to as the "Warrant Trustee") that we will name in the relevant Prospectus Supplement, if applicable.  Each Warrant Trustee will be a financial institution organized under the laws of Canada, the United States, or any province or state thereof, and authorized to carry on business as a trustee.

This summary of some of the provisions of the Warrants is not complete.  The statements made in this Prospectus relating to any Warrant Indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Warrant Indenture, if any, and the Warrant certificate.  Prospective investors should refer to the Warrant Indenture, if any, and the Warrant certificate relating to the specific Warrants being offered for the complete terms of the Warrants.  If applicable, we will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, any Warrant Indenture describing the terms and conditions of Warrants we are offering before the issuance of such Warrants.

The applicable Prospectus Supplement relating to any Warrants offered by us will describe the particular terms of those Warrants and include specific terms relating to the offering.  This description will include, where applicable:

  the designation and aggregate number of Warrants;
  the price at which the Warrants will be offered;
  the currency or currencies in which the Warrants will be offered;

  the date on which the right to exercise the Warrants will commence and the date on which the right will expire;
  the number of Common Shares or Preferred Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares or Preferred Shares may be purchased upon exercise of each Warrant;
  the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;
  the date or dates, if any, on or after which the Warrants and the other Securities with which the Warrants will be offered will be transferable separately;
  whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;
  whether we will issue the Warrants as global securities and, if so, the identity of the depositary of the global securities;
  whether the Warrants will be listed on any exchange;
  material United States and Canadian federal income tax consequences of acquiring, owning, exercising and disposing of the Warrants; and
  any other material terms or conditions of the Warrants.

Rights of Holders Prior to Exercise

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares or Preferred Shares issuable upon exercise of the Warrants.

Exercise of Warrants

Each Warrant will entitle the holder to purchase the Common Shares or Preferred Shares that we specify in the applicable Prospectus Supplement at the exercise price that we describe therein.  Unless we otherwise specify in the applicable Prospectus Supplement, holders of the Warrants may exercise the Warrants at any time up to the specified time on the expiration date that we set forth in the applicable Prospectus Supplement.  After the close of business on the expiration date, unexercised Warrants will become void.

Holders of the Warrants may exercise the Warrants by delivering the Warrant certificate representing the Warrants to be exercised together with specified information, and paying the required amount to the Warrant Trustee, if any, or to us, as applicable, in immediately available funds, as provided in the applicable Prospectus Supplement.  We will set forth on the Warrant certificate and in the applicable Prospectus Supplement the information that the holder of the Warrant will be required to deliver to the Warrant Trustee, if any, or to us, as applicable.

Upon receipt of the required payment and the Warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Trustee, if any, to us at our principal offices, as applicable, or any other office indicated in the applicable Prospectus Supplement, we will issue and deliver the Common Shares or Preferred Shares purchasable upon such exercise.  If fewer than all of the Warrants represented by the Warrant certificate are exercised, then we will issue a new Warrant certificate for the remaining amount of Warrants.  If we so indicate in the applicable Prospectus Supplement, holders of the Warrants may surrender securities as all or part of the exercise price for Warrants.

Anti-Dilution

The Warrant Indenture, if any, and the Warrant certificate will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or Preferred Shares or any other reorganization, amalgamation, merger or sale of all or substantially all of our assets, the Warrants will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares or Preferred Shares to which such holder would have been entitled immediately after such event.  Similarly, any distribution to all or substantially all of the holders of Common Shares or Preferred Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares or Preferred Shares to be issued to holders of Warrants, as applicable.

Global Securities

We may issue Warrants in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement.  The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Warrant Indenture, if any, will provide for modifications and alterations to the Warrants issued thereunder by way of a resolution of holders of Warrants at a meeting of such holders or a consent in writing from such holders.  The number of holders of Warrants required to pass such a resolution or execute such a written consent will be specified in the Warrant Indenture, if any.

We may amend any Warrant Indenture and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we may include in any applicable Prospectus Supplements and free writing prospectuses, summarizes the material terms and provisions of the Rights that we may offer under this Prospectus.  Rights may be offered independently or together with Common Shares, Warrants, Preferred Shares or other security, or a combination thereof, and may be attached to or separate from those Securities.  While the terms we have summarized below will apply generally to any Rights that we may offer under this Prospectus, we will describe the particular terms of any series of Rights in more detail in the applicable Prospectus Supplement.  The terms of any Rights offered under a Prospectus Supplement may differ from the terms described below.

General

Rights may be issued independently or together with any other security and may or may not be transferable. As part of any rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue Rights, each series of Rights will be issued under a separate rights agreement to be entered into between us and a bank, trust company or transfer agent, as rights agent, that will be named in the applicable Prospectus Supplement. Further terms of the Rights will be stated in the applicable Prospectus Supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of Rights certificates or beneficial owners of Rights. The rights agreements and rights certificates will be filed with the SEC as an exhibit to the registration statement of which this Prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement.

The Prospectus Supplement relating to any Rights we offer will describe the specific terms of the offering and the Rights, including the record date for shareholders entitled to the Rights distribution, the number of Rights issued and the number of Common Shares or other securities that may be purchased upon exercise of the Rights, the exercise price of the Rights, the date on which the Rights will become effective and the date on which the Rights will expire, and any applicable U.S. and Canadian federal income tax considerations.

In general, a Right entitles the holder to purchase for cash a specific number of Common Shares or other securities at a specified exercise price. The Rights are normally issued to shareholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we decide to issue Rights, we will accompany this Prospectus with a Prospectus Supplement that will describe, among other things:

•	the record date for shareholders entitled to receive the Rights;

•	the number of Common Shares or other securities that may be purchased upon exercise of each Right;

•	the exercise price of the Rights;

•	the terms for changes to or adjustments in the exercise price, if any;

•	whether the Rights are transferable;

•	the period during which the Rights may be exercised and when they will expire;

•	the steps required to exercise the Rights;

•	whether the Rights include "oversubscription rights" so that the holder may purchase more securities if other holders do not purchase their full allotments;

•	whether we intend to sell Common Shares or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual "standby" commitment or other arrangement;

•	our ability to withdraw or terminate the rights offering;

•	material United States and Canadian federal income tax consequences of acquiring, owning, exercising and disposing of Rights; and

•	other material terms, including terms relating to transferability, exchange, exercise or amendment of the Rights.

If fewer than all of the Rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable Prospectus Supplement. After the close of business on the expiration date, all unexercised Rights will become void.

Prior to the exercise of a holder's Rights, the holder will not have any of the rights of holders of the securities issuable upon the exercise of the Rights and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

We may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants, Preferred Shares or any combination thereof.  Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a "Subscription Receipt Agreement"), each to be entered into between us and an escrow agent (the "Escrow Agent"), which will establish the terms and conditions of the Subscription Receipts.  Each Escrow Agent will be a financial institution organized under the laws of the United States or a state thereof or Canada or a province thereof and authorized to carry on business as a trustee.  We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, any Subscription Receipt Agreement describing the terms and conditions of Subscription Receipts we are offering before the issuance of such Subscription Receipts.

The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete.  The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement.

The Prospectus Supplement relating to any Subscription Receipts we offer will describe the Subscription Receipts and include specific terms relating to their offering.  All such terms will comply with the requirements of the TSX and NYSE American relating to Subscription Receipts.  If underwriters or agents are used in the sale of Subscription Receipts, one or more of such underwriters or agents may also be parties to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriters or agents.

General

The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts we offer will describe the specific terms of the Subscription Receipts and may include, but are not limited to, any of the following:

  the designation and aggregate number of Subscription Receipts offered;

  the price at which the Subscription Receipts will be offered;

  the currency or currencies in which the Subscription Receipts will be offered;

  the designation, number and terms of the Common Shares, Warrants, Preferred Shares or combination thereof to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;

  the conditions (the "Release Conditions") that must be met in order for holders of Subscription Receipts to receive for no additional consideration Common Shares, Warrants, Preferred Shares or a combination thereof;

  the procedures for the issuance and delivery of Common Shares, Warrants, Preferred Shares or a combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

  whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Warrants, Preferred Shares or a combination thereof upon satisfaction of the Release Conditions (e.g., an amount equal to dividends declared on Common Shares or Preferred Shares by us to holders of record during the period from the date of issuance of the Subscription Receipts to the date of issuance of any Common Shares or Preferred Shares pursuant to the terms of the Subscription Receipt Agreement);

  the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the "Escrowed Funds"), pending satisfaction of the Release Conditions;

  the terms and conditions pursuant to which the Escrow Agent will hold Common Shares or Warrants or Preferred Shares or a combination thereof pending satisfaction of the Release Conditions;

  the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to us upon satisfaction of the Release Conditions;

  if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

  procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

  any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

  whether we will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;

  whether we will issue the Subscription Receipts as bearer securities, registered securities or both;

  provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts;

  the identity of the Escrow Agent;

  whether the Subscription Receipts will be listed on any exchange;

  material United States and Canadian federal tax consequences of acquiring, owning, receiving securities in exchange and disposing of the Subscription Receipts; and

  any other terms of the Subscription Receipts.

In addition, the Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts we offer will describe all contractual rights of rescission that will be granted to initial purchasers of Subscription Receipts in the event this Prospectus, the Prospectus Supplement under which the Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation, as discussed further under the sub-paragraph entitled "Rescission" below.

The holders of Subscription Receipts will not be shareholders of the Company.  Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants, Preferred Shares or a combination thereof on exchange of their Subscription Receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied.  If the Release Conditions are not satisfied, the holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to us (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement.  If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement.  Common Shares or Warrants or Preferred Shares may be held in escrow by the Escrow Agent, and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Anti-Dilution

The Subscription Receipt Agreement will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or Warrants or Preferred Shares, as applicable, or any other reorganization, amalgamation, merger or sale of all or substantially all of our assets, the Subscription Receipts will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares or Warrants or Preferred Shares to which the holder of a Common Share or Warrant or Preferred Share would have been entitled immediately after such event.  Similarly, any distribution to all or substantially all of the holders of Common Shares or Preferred Shares, as applicable, of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares or Preferred Shares, as applicable, to be issued to holders of Subscription Receipts whose Subscription Receipts entitle the holders thereof to receive Common Shares or Preferred Shares, as applicable.  Alternatively, such securities, evidences of indebtedness or assets may, at our option, be issued to the Escrow Agent and delivered to holders of Subscription Receipts on exercise thereof.  The Subscription Receipt Agreement will also provide that if other actions of the Company affect the Common Shares or Warrants or Preferred Shares, as applicable, which, in the reasonable opinion of our directors, would materially affect the rights of the holders of Subscription Receipts and/or the rights attached to the Subscription Receipts, the number of Common Shares or Warrants or Preferred Shares, as applicable, which are to be received pursuant to the Subscription Receipts shall be adjusted in such manner, if any, and at such time as our directors may in their discretion reasonably determine to be equitable to the holders of Subscription Receipts in such circumstances.

Rescission

The Subscription Receipt Agreement will also provide that any misrepresentation in this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Shares or Warrants or Preferred Shares, as applicable, to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares or Warrants or Preferred Shares, as applicable, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement.  This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

Global Securities

We may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement.  The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement also will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or a consent in writing from such holders.  The number of holders of Subscriptions Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

DESCRIPTION OF PREFERRED SHARES

The Preferred Shares issuable in series will have the rights, privileges, restrictions and conditions assigned to the particular series upon the board of directors of the Company approving their issuance, subject to the Company's articles of continuance. The Series A Preferred Shares are non-redeemable, non-callable, non-voting and do not have a right to dividends. The terms of any Preferred Shares offered under this Prospectus and any related agreements will be described in the Prospectus Supplement filed in respect of the issuance of such Preferred Shares.

DESCRIPTION OF DEBT SECURITIES

From time to time, Debt Securities may be offered and sold under this Prospectus. The terms of any Debt Securities and any related agreements or indentures will be described in a Prospectus Supplement to be filed in respect of such offering.

We will provide particular terms and provisions of a series of Debt Securities, and a description of how the general terms and provisions described below may apply to that series, in a Prospectus Supplement. The following summary may not contain all of the information that is important to the investor. For a more complete description, prospective investors should refer to the applicable Prospectus Supplement and to the applicable indenture (the "Indenture"), a copy of which will be distributed in connection with any distribution of Debt Securities under this Prospectus and filed by us with the securities regulatory authorities in Canada and the United States after we have entered into it. The Indenture will be subject to and governed by the U.S. Trust Indenture Act of 1939, as amended.

The Indenture may not limit the aggregate principal amount of Debt Securities which may be issued under it, and we may issue Debt Securities in one or more series. Securities may be denominated and payable in any currency. We may offer no more than $300,000,000 (or the equivalent in other currencies) aggregate principal amount of Debt Securities pursuant to this Prospectus. Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture will permit us, without the consent of the holders of any Debt Securities, to issue additional Debt Securities under the Indenture with the same terms and with the same CUSIP numbers as the Debt Securities offered in that series, provided that such additional Debt Securities must be part of the same issue as the Debt Securities offered in that series for U.S. federal income tax purposes. We may also from time to time repurchase Debt Securities in open market purchases or negotiated transactions without prior notice to holders.

The applicable Prospectus Supplement will set forth the following terms relating to the Debt Securities offered by such Prospectus Supplement:

  the title of the Debt Securities;
  the total principal amount of the Debt Securities;
  whether the Debt Securities will be issued in individual certificates to each holder or in the form of temporary or permanent global Debt Securities held by a depositary on behalf of holders;
  the date or dates on which the principal of and any premium on the Debt Securities will be payable;
  any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments and whether and under what circumstances any additional amounts with respect to the Debt Securities will be payable;
  the place or places where payments on the Debt Securities will be payable;
  any provisions for optional redemption, early repayment, retraction, purchase for cancellation or surrender;
  any sinking fund or other provisions that would require the redemption, purchase or repayment of Debt Securities;

  whether payments on the Debt Securities will be payable in a foreign currency or currency units or another form;
  the portion of the principal amount of Debt Securities that will be payable if the maturity is accelerated, other than the entire principal amount;
  events of default by the Company and covenants of the Company;
  any restrictions or other provisions relating to the transfer or exchange of Debt Securities;
  any provisions permitting or restricting the issuance of additional securities, the incurring of additional indebtedness and other material negative covenants including restrictions against payment of dividends and restrictions against giving security on our assets or the assets of our subsidiaries;
  the rank and terms of subordination of any series of subordinate debt;
  whether or not the Debt Securities will be secured or unsecured, and the terms of any secured debt including a general description of the collateral and of the material terms of any related security, pledge or other agreements;
  any terms for the conversion or exchange of the Debt Securities for other securities of the Company or any other entity, or for the redemption on maturity through the issuance of Common Shares or any other securities of the Company; and
  any other terms of the Debt Securities not prohibited by the Indenture.

Unless otherwise indicated in the applicable Prospectus Supplement we will issue Debt Securities in registered form without coupons, and in denominations of $1,000 and multiples of $1,000. Debt Securities may be presented for exchange, and registered Debt Securities may be presented for registration of transfer in the manner set forth in the Indenture and in the applicable Prospectus Supplement, without service charges. We may, however, require payment sufficient to cover any taxes or other governmental charges due in connection with the exchange or transfer. We will appoint a trustee as security registrar.

Unless otherwise indicated in the applicable Prospectus Supplement, the holders of the Debt Securities will not be afforded protection under the Indenture in the event of a highly leveraged transaction or a change in control of the Company, except in certain specified circumstances.

We may issue Debt Securities under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance and, in such circumstances, we will offer and sell those Securities at a discount below their stated principal amount or provide conversion, retraction or other rights. We will describe in the applicable Prospectus Supplement any material Canadian and U.S. federal income tax consequences and other special considerations.

Neither we nor any of our subsidiaries will be subject to any financial covenants under the Indenture. In addition, neither we nor any of our subsidiaries will be restricted under the Indenture from paying dividends, incurring debt, or issuing or repurchasing its securities.

As further described in any Prospectus Supplement, any Debt Securities issued by us may be secured or unsecured obligations of the Company and may be senior or subordinate debt. As of the date of this Prospectus, we and our subsidiaries had no outstanding indebtedness, other than intercompany indebtedness and trade payables.

We may issue Debt Securities and incur additional indebtedness otherwise than through the offering of any Debt Securities pursuant to this Prospectus.

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable Prospectus Supplement, our Debt Securities will be unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding and equally with other securities issued under the Indenture. The Debt Securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries.

Our board of directors may establish the extent and manner, if any, to which payment on or in respect of a series of Debt Securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

Unless otherwise specified in the applicable Prospectus Supplement, a series of the Debt Securities may be issued in whole or in part in global form as a "global security" and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement relating to that series. Unless and until exchanged, in whole or in part, for the Debt Securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of the Debt Securities to be represented by a global security will be described in the applicable Prospectus Supplement relating to such series. We anticipate that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by the global security to the accounts of such persons, designated as "participants", having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the Debt Securities or by us if such Debt Securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

So long as the depositary for a global security or its nominee is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by the global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the Debt Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such Debt Securities. None of us, the trustee or any paying agent for the Debt Securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.

Discontinuance of Depositary's Services

If a depositary for a global security representing a particular series of the Debt Securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue such series of the Debt Securities in definitive form in exchange for a global security representing such series of the Debt Securities. If an event of default under the Indenture has occurred and is continuing, Debt Securities in definitive form will be printed and delivered upon written request by the holder to the trustee. In addition, we may at any time and in our sole discretion determine not to have a series of the Debt Securities represented by a global security and, in such event, will issue a series of the Debt Securities in definitive form in exchange for all of the global securities representing that series of Debt Securities.

Debt Securities in Definitive Form

A series of the Debt Securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of US$1,000 and integral multiples of US$1,000 and unregistered securities will be issuable in denominations of US$5,000 and integral multiples of US$5,000 or, in each case, in such other denominations as may be set out in the terms of the Debt Securities of any particular series. Unless otherwise indicated in the applicable Prospectus Supplement, unregistered securities will have interest coupons attached.

Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal, premium, if any, and interest, if any, on the Debt Securities (other than global securities) will be made at the office or agency of the trustee, or at our option we can pay principal, interest, if any, and premium, if any, by check mailed or delivered to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire or other transmission to an account of the person entitled to receive payments. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest, if any, will be made to the persons in whose name the Debt Securities are registered at the close of business on the day or days specified by us.

At the option of the holder of Debt Securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable Prospectus Supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Unless otherwise specified in an applicable Prospectus Supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable Prospectus Supplement may indicate the places to register a transfer of the Debt Securities in definitive form. Except for certain restrictions set forth in the Indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the Debt Securities in definitive form, but we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

We shall not be required to:

•

issue, register the transfer of or exchange any series of the Debt Securities in definitive form during a period beginning at the opening of business 15 days before any selection of securities of that series of the Debt Securities to be redeemed and ending on the relevant redemption date if the Debt Securities for which such issuance, registration or exchange is requested may be among those selected for redemption;

•

register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

•

exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption with written instructions for payment consistent with the provisions of the Indenture; or

•

issue, register the transfer of or exchange any of the Debt Securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid

Merger, Conversion or Consolidation

The Indenture will provide that we may not consolidate or merge with or into any other person, enter into any statutory arrangement with any person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless among other items:

•

we are the surviving person, or the resulting, surviving or transferee person, if other than us, is organized and existing under the laws of the United States, any state thereof or the District of Columbia, Canada, or any province or territory thereof, or, if the amalgamation, merger, consolidation, statutory arrangement or other transaction would not impair the rights of holders, any other country;

•	the successor person (if not us) assumes all of our obligations under the Debt Securities and the Indenture;
and
•	we or such successor person will not be in default under the Indenture immediately after the transaction.

When such a person assumes our obligations in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the Debt Securities and the Indenture.

Provision of Financial Information

We will file with the trustee, within 20 days after we file or furnish them with the SEC, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file or furnish with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

Events of Default

Unless otherwise specified in the applicable Prospectus Supplement relating to a particular series of Debt Securities, the following is a summary of events which will, with respect to any series of the Debt Securities, constitute an event of default under the Indenture with respect to the Debt Securities of that series:

•	we fail to pay principal of, or any premium on, any debt security of that series when it is due and payable;
•	we fail to pay interest or any additional amounts payable on any debt security of that series when it becomes due and payable, and such default continues for 30 days;
•	we fail to make any required sinking fund or analogous payment for that series of Debt Securities;
•	we fail to observe or perform any of the covenants described in the section "Merger, Conversion or Consolidation" for a period of 30 days;
•

we fail to comply with any of our other agreements in the Indenture that affect or are applicable to the Debt Securities for 60 days after written notice by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of any series affected thereby;

•

a default (as defined in any Indenture or instrument under which we or one of our subsidiaries has at the time of the Indenture relating to this Prospectus or will thereafter have outstanding any indebtedness) has occurred and is continuing, or we or any of our subsidiaries has failed to pay principal amounts with respect to such indebtedness at maturity and such event of default or failure to pay has resulted in such indebtedness under such Indentures or instruments being declared due, payable or otherwise being accelerated, in either event so that an amount in excess of the greater of US$5,000,000 and 2% of our shareholders' equity will be or become due, payable and accelerated upon such declaration or prior to the date on which the same would otherwise have become due, payable and accelerated (the "Accelerated Indebtedness") and such acceleration will not be rescinded or annulled, or such event of default or failure to pay under such Indenture or instrument will not be remedied or cured, whether by payment or otherwise, or waived by the holders of such Accelerated Indebtedness, then (i) if the Accelerated Indebtedness will be as a result of an event of default which is not related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such Indenture or instrument, it will not be considered an event of default for the purposes of the Indenture governing the Debt Securities relating to this Prospectus until 30 days after such indebtedness has been accelerated, or (ii) if the Accelerated Indebtedness will occur as a result of such failure to pay principal or interest or as a result of an event of default which is related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such Indenture or instrument, then (A) if such Accelerated Indebtedness is, by its terms, non-recourse to us or our subsidiaries, it will be considered an event of default for purposes of the Indenture governing the Debt Securities relating to this Prospectus; or (B) if such Accelerated Indebtedness is recourse to us or our subsidiaries, any requirement in connection with such failure to pay or event of default for the giving of notice or the lapse of time or the happening of any further condition, event or act under such Indenture or instrument in connection with such failure to pay or event of default will be applicable together with an additional seven days before being considered an event of default for the purposes of the Indenture relating to this Prospectus;

•	certain events involving our bankruptcy, insolvency or reorganization; and
•	any other event of default provided for in that series of Debt Securities

A default under one series of Debt Securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the Debt Securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so.

If an event of default for any series of Debt Securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series, subject to any subordination provisions, may require us to repay immediately:

•	the entire principal and interest and premium, if any, of the Debt Securities of the series; or

•	if the Debt Securities are discounted securities, that portion of the principal as is described in the applicable Prospectus Supplement.

If an event of default relates to events involving our bankruptcy, insolvency or reorganization, the principal of all Debt Securities will become immediately due and payable without any action by the trustee or any holder. Subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of the affected series can rescind this accelerated payment requirement. If Debt Securities are discounted securities, the applicable Prospectus Supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.

Other than its duties in case of a default, the trustee is not obligated to exercise any of the rights or powers that it will have under the Indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in aggregate principal amount of any series of Debt Securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of Debt Securities.

We will be required to furnish to the trustee a statement annually as to our compliance with all conditions and covenants under the Indenture and, if we are not in compliance, we must specify any defaults. We will also be required to notify the trustee as soon as practicable upon becoming aware of any event of default.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to the Debt Securities of the affected series;
•

the holders of at least 25% in principal amount of the outstanding Debt Securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustee to institute a proceeding as trustee; and

•

the trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series affected by an event of default a direction inconsistent with the request, within 60 days after their notice, request and offer of indemnity.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of or any premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

Defeasance

When we use the term "defeasance", we mean discharge from some or all of our obligations under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the Debt Securities of a series, then at our option:

•	we will be discharged from the obligations with respect to the Debt Securities of that series; or
•	we will no longer be under any obligation to comply with certain restrictive covenants under the Indenture, and certain events of default will no longer apply to us.
•

if this happens, the holders of the Debt Securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and the replacement of lost, stolen or mutilated Debt Securities. These holders may look only to the deposited fund for payment on their Debt Securities.

•	to exercise our defeasance option, we must deliver to the trustee:
•

an opinion of counsel in the United States to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize a gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•

an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, or a gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

•	a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If we are to be discharged from our obligations with respect to the Debt Securities, and not just from our covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.

In addition to the delivery of the opinions described above, the following conditions must be met before we may exercise our defeasance option:

•

no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the Debt Securities of the affected series;

•	we are not an "insolvent person" within the meaning of applicable bankruptcy and insolvency legislation;
and
•	other customary conditions precedent are satisfied.

Modification and Waiver

Modifications and amendments of the Indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. However, without the consent of each holder affected, no modification may:

•	change the stated maturity of the principal of, premium, if any, or any installment of interest, if any, on any debt security;
•	reduce the principal, premium, if any, or rate of interest, if any, or any obligation to pay any additional amounts;
•	reduce the amount of principal of a debt security payable upon acceleration of its maturity;
•	change the place or currency of any payment;
•	affect the holder's right to require us to repurchase the Debt Securities at the holder's option;
•	impair the right of the holders to institute a suit to enforce their rights to payment;
•	adversely affect any conversion or exchange right related to a series of Debt Securities;
•	change the percentage of Debt Securities required to modify the Indenture or to waive compliance with certain provisions of the Indenture; or

•	reduce the percentage in principal amount of outstanding Debt Securities necessary to take certain actions.

The holders of a majority in principal amount of outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as only that series is concerned, past defaults under the Indenture and compliance by us with certain restrictive provisions of the Indenture. However, these holders may not waive a default in any payment on any debt security or compliance with a provision that cannot be modified without the consent of each holder affected.

We may modify the Indenture without the consent of the holders to:

•	evidence our successor under the Indenture;
•	add covenants or surrender any right or power for the benefit of holders;
•	add events of default;
•

provide for unregistered securities to become registered securities under the Indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding securities;

•	establish the forms of the Debt Securities;
•	appoint a successor trustee under the Indenture;
•	add provisions to permit or facilitate the defeasance or discharge of the Debt Securities as long as there is no material adverse effect on the holders;
•

cure any ambiguity, correct or Supplement any defective or inconsistent provision, make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding securities and related coupons, if any;

•	comply with any applicable laws of the United States and Canada in order to effect and maintain the qualification of the Indenture under the Trust Indenture Act; or
•	change or eliminate any provisions where such change takes effect when there are no securities outstanding under the Indenture.

Governing Law

The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

The trustee under the Indenture or its affiliates may provide banking and other services to us in the ordinary course of their business.

The Indenture will contain certain limitations on the rights of the trustee, as long as it or any of its affiliates remains our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. If the trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the Debt Securities, the trustee must eliminate the conflict or resign.

Resignation of Trustee

The trustee may resign or be removed with respect to one or more series of the Debt Securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of Debt Securities, each such trustee shall be a trustee of a trust under the Indenture separate and apart from the trust administered by any other such trustee, and any action described herein to be taken by the "trustee" may then be taken by each such trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is trustee.

Consent to Service

In connection with the Indenture, we will designate and appoint an authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Indenture or the Debt Securities that may be instituted in any U.S. federal or New York state court located in the Borough of Manhattan, in the City of New York, or brought by the trustee (whether in its individual capacity or in its capacity as trustee under the Indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.

Enforceability of Judgments

Since all or substantially all of our assets, as well as the assets of some of our directors and officers, are outside the United States, any judgment obtained in the United States against us or certain of our directors or officers, including judgments with respect to the payment of principal on the Debt Securities, may not be collectible within the United States.

We have been advised that there is doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of U.S. courts, of civil liabilities predicated solely upon the U.S. federal securities laws.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Units that we may offer under this Prospectus.  While the terms we have summarized below will apply generally to any Units that we may offer under this Prospectus, we will describe the particular terms of any series of Units in more detail in the applicable Prospectus Supplement.  The terms of any Units offered under a Prospectus Supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement (which we refer to herein as the "Unit Agreement"), if any, between us and a unit agent (which we refer to herein as the "Unit Agent") that describes the terms and conditions of the series of Units we are offering, and any supplemental agreements, before the issuance of the related series of Units.  The following summaries of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the Unit Agreement, if any, and any supplemental agreements applicable to a particular series of Units.  We urge you to read the applicable Prospectus Supplements related to the particular series of Units that we sell under this Prospectus, as well as the complete Unit Agreement, if any, and any supplemental agreements that contain the terms of the Units.

General

We may issue Units comprising one or more Common Shares, Warrants, Rights, Preferred Shares, Subscription Receipts or Debt Securities, in any combination.  Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit.  Thus, the holder of a Unit will have the rights and obligations of a holder of each included security.  Units may be issued under a Unit Agreement.  Any Unit Agreement under which a Unit may be issued may provide that the securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable Prospectus Supplement the terms of the series of Units, including:

  the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;
  the provisions of any governing Unit Agreement;
  material United States and Canadian federal income tax consequences of acquiring, owning, exercising, and disposing of the Units; and
  any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units.

The provisions described in this section, as well as those described under "Description of Common Shares", "Description of Warrants", "Description of Rights", "Description of Subscription Receipts", "Description of Preferred Shares" and "Description of Debt Securities", will apply to each Unit and to any Common Share, Warrant Right, Preferred Share, Subscription Receipt or Debt Security included in each Unit, respectively.

Issuance in Series

We may issue Units in such amounts and in numerous distinct series as we determine.

PLAN OF DISTRIBUTION

General

We may offer and sell the Securities, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more other purchasers. The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices, including sales in transactions that are deemed to be "at-the-market" distributions, including sales made directly on the TSX, NYSE American or other existing trading markets for the securities.  We may only offer and sell the Securities pursuant to a Prospectus Supplement during the period that this Prospectus, including any amendments hereto, remains effective.  The Prospectus Supplement for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Security(ies) being offered, the name or names of any underwriters, dealers or agents, the purchase price of such Securities, the proceeds or consideration to us from such sale, any underwriting commissions or discounts and other items constituting underwriters' compensation and any discounts or concessions allowed or re-allowed or paid to dealers.  Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

By Underwriters

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the Securities offered by the Prospectus Supplement if any of such Securities are purchased.  We may offer the Securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  We may agree to pay the underwriters a fee or commission for various services relating to the offering of any Securities.  Any such fee or commission will be paid out of our general corporate funds.  We may use underwriters with whom we have a material relationship.  We will describe in the Prospectus Supplement, naming the underwriter, the nature of any such relationship.

By Dealers

If dealers are used, and if so specified in the applicable Prospectus Supplement, we will sell such Securities to the dealers as principals.  The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale.  Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.  We will set forth the names of the dealers and the terms of the transaction in the applicable Prospectus Supplement.

By Agents

The Securities may also be sold through agents designated by us.  Any agent involved will be named, and any fees or commissions payable by us to such agent will be set forth, in the applicable Prospectus Supplement.  Any such fees or commissions will be paid out of our general corporate funds.  Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by us at such prices and upon such terms as agreed to by us and the purchaser.  In this case, no underwriters, dealers or agents may be involved in the offering.

General Information

Underwriters, dealers and agents that participate in the distribution of the Securities offered by this Prospectus may be deemed underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

Underwriters, dealers or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under Canadian provincial and territorial and United States securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.  Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this Prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this Prospectus and the applicable Prospectus Supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable Prospectus Supplement.

One or more firms, referred to as "remarketing firms," may also offer or sell the Securities, if the Prospectus Supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities in accordance with the terms of the Securities. The Prospectus Supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket.

In connection with any offering of Securities, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market.  Such transactions may be commenced, interrupted or discontinued at any time.

TRANSFER AGENT AND REGISTRAR

Our transfer agent and registrar for our Common Shares is American Stock Transfer & Trust CO LLC at its principal offices in Brooklyn, New York, United States.

Our transfer agent and registrar for our Warrants is AST Trust Company (Canada) at its principal offices in Toronto, Ontario, Canada.

LEGAL MATTERS

Certain legal matters related to the Securities offered by this Prospectus will be passed upon on our behalf by Dorsey & Whitney LLP, with respect to matters of United States law, and Borden Ladner Gervais LLP, with respect to matters of Canadian law.

EXPERTS

The consolidated financial statements of Energy Fuels Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 and 2018 financial statements refers to a change in method of accounting for leases as of January 1, 2019 and a change in method of accounting for revenue as of January 1, 2018. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2019, expresses an opinion that Energy Fuels Inc. did not maintain effective internal control over financial reporting as of December 31, 2019 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states:

  The Company's risk assessment process did not adequately identify (1) risks of misstatement due to error or fraud related to its financial reporting processes and (2) risks related to the use of information technology ("IT") systems as part of its financial reporting processes, and design adequate controls to address those risks.

  As a consequence of the ineffective risk assessment process, the Company did not design, implement, and maintain effective control activities at the transaction level over significant accounts to mitigate the risk of material misstatement in its financial reporting processes.

  The Company did not design and maintain effective general information technology controls (GITCs) over key IT systems. Specifically, the Company did not establish (1) effective user access controls to provide for an appropriate segregation of duties and to adequately restrict user and privileged access to appropriate financial and IT personnel and (2) program change management controls to provide reasonable assurance that all program changes were subject to appropriate approval before the deployment of the program changes into live production. As a result, automated process level controls and manual controls that are dependent upon the information derived from these IT systems related to all processes were also determined to be ineffective.

  The Company did not design and maintain effective controls over segregation of duties relating to general ledger entries and the accuracy of those entries. Further, the Company did not sufficiently monitor user access to certain IT systems to assess appropriate access or the effectiveness of journal entry review controls.

  The Company did not design and maintain effective controls over the accuracy and presentation of the statement of cash flows.

Each of the following Qualified Persons, within the meaning of NI 43-101, have prepared a technical report for the Company or one of its subsidiaries which have been described in documents incorporated by reference herein:

  Mark B. Mathisen, C.P.G., Valerie Wilson, M.Sc., P.Geo., and Jeffrey L. Woods, QP MMSA, SME, all of Roscoe Postle Associates prepared the technical report dated October 6, 2017 entitled "Technical Report on the Canyon Mine, Coconino County, Arizona, U.S.A.";

  Robert Michaud, P.Eng., Stuart E. Collins, P.E., and Mark B. Mathisen, C.P.G., all of Roscoe Postle Associates and Harold R. Roberts, then Executive Vice President of the Company, prepared the technical report dated October 27, 2016 entitled "Technical Report on the Roca Honda Project, McKinley County, State of New Mexico, U.S.A.";

  Allan Moran and Frank A. Daviess of SRK Consulting (U.S.) Inc. prepared the technical report dated March 10, 2015 entitled "NI 43-101 Technical Report on Resources Wate Uranium Braccia Pipe-Northern Arizona, U.S.A.";

  David A. Ross, M.Sc., P.Geo. and Christopher Moreton, Ph.D., P.Geo., of Roscoe Postle Associates Inc. prepared the technical report dated June 27, 2012 entitled "Technical Report on the EZ1 and EZ2 Breccia Pipes, Arizona Strip District, U.S.A.";

  William E. Roscoe, Ph.D., P. Eng., Douglas H. Underhill, Ph.D., C.P.G., and Thomas C. Pool, P.E. of Roscoe Postle Associates Inc. prepared the technical report dated June 27, 2012 entitled "Technical Report on the Henry Mountains Complex Uranium Property, Utah, U.S.A.";

  Douglas C. Peters, Certified Professional Geologist, of Peters Geosciences prepared: (i) the technical report dated March 18, 2015 entitled "Updated Technical Report on Sage Plain Project (Including the Calliham Mine) San Juan County, Utah, U.S.A."; (ii) the technical report dated March 15, 2011 entitled "Updated Technical Report on Energy Fuels Resources Corporation's Whirlwind Property (Including Whirlwind, Far West, and Crosswind Claim Groups and Utah State Metalliferous Minerals Lease ML-49312), Mesa County, Colorado and Grand County, Utah"; (iii) the technical report dated March 2, 2018 entitled "Updated Report on The Daneros Mine Project, San Juan County, Utah, U.S.A."; and (iv) the technical report dated March 25, 2014 entitled "Technical Report on Energy Fuels Inc.'s La Sal District Project";

  Douglas L. Beahm, P.E., P.G. Principal Engineer of BRS Inc. prepared (i) the technical report dated February 28, 2020 entitled "Sheep Mountain Uranium Project, Fremont County, Wyoming, USA, Updated Preliminary Feasibility Study, National Instrument 43-101 Technical Report, Amended and Restated" and any additional technical disclosure pertaining to such property; (ii) the technical report dated February 28, 2015 entitled "Arkose Uranium Project, Mineral Resource and Exploration Target, 43-101 Technical Report"; and (iii) the technical report dated July 19, 2016 entitled "Uranium Project, Alta Mesa and Mesteña Grande Mineral Resources and Exploration Target, Technical Report National Instrument 43-101";

  Douglas L. Beahm P.E., P.G. of BRS Inc. and Paul Goranson, P.E. of the Company prepared the technical report dated February 28, 2015 entitled "Nichols Ranch Uranium Project, 43-101 Technical Report, Preliminary Economic Assessment";

  Daniel Kapostasy prepared certain technical disclosure in the Company's Annual Report on Form 10-K for the period ended December 31, 2019; and

  Mark S. Chalmers prepared certain technical disclosure in the (i) Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020; (ii) Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2020; and (iii) Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov.  We maintain a website at www.energyfuels.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

This Prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement.  Whenever a reference is made in this Prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement.

ENERGY FUELS INC.

Up to $50,000,000

Common Shares

PROSPECTUS SUPPLEMENT

Lead Agent

Cantor

Co-Agents

H.C. Wainwright & Co.	Roth Capital Partners

June 7, 2021